UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

STAG Industrial, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

One Federal Street, 23rd Floor
Boston, Massachusetts 02110

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 25, 2023

To our stockholders:
You are cordially invited to attend the 2023 annual meeting of stockholders of STAG Industrial, Inc., a Maryland corporation, that will be held on April 25, 2023, at 1:00 p.m., Eastern Time, in a virtual-only meeting format. You will be able to attend the annual meeting by visiting www.virtualshareholdermeeting.com/STAG2023. Please follow the instructions in this proxy statement to join the virtual annual meeting. At the meeting, stockholders will consider and vote on the following matters:
1.
the election of 10 directors to hold office until the 2024 annual meeting of stockholders and until their successors are duly elected and qualified;

2.
the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2023;

3.
the approval of an amendment to the STAG Industrial, Inc. 2011 Equity Incentive Plan; and

4.
the approval, by non-binding vote, of our executive compensation.

In addition, stockholders will consider and vote on such other business as may properly come before the annual meeting, including any adjournments or postponements of the meeting.
If you owned shares of our common stock as of the close of business on February 27, 2023, you can vote those shares by proxy or at the virtual annual meeting. Pursuant to rules promulgated by the Securities and Exchange Commission, we are providing access to our proxy materials over the internet. On or about March 16, 2023, we expect to mail our stockholders either (i) a copy of this proxy statement, the accompanying proxy card, our annual report and the notice of internet availability of proxy materials (the “Notice”) or (ii) the Notice only, each in connection with the solicitation of proxies by the board of directors for use at the annual meeting and any adjournments or postponements thereof. If you received only the Notice by mail, you will not receive a printed copy of the proxy materials other than as described herein. The Notice contains instructions for how to access our proxy materials over the internet, how to authorize your proxy to vote online and how to request a paper copy of our proxy materials.
It is very important that your shares be represented and voted at the annual meeting. You may authorize your proxy to vote your shares over the internet as described in the Notice. Alternatively, if you received a paper copy of the proxy card by mail, please complete, date, sign and promptly return the proxy card in the self-addressed stamped envelope provided. You also may vote by telephone as described in your proxy card. If you vote your shares over the internet, by mail or by telephone before the annual meeting, you may nevertheless revoke your proxy and cast your vote at the virtual annual meeting.
By order of the board of directors:
JEFFREY M. SULLIVAN
Executive Vice President, General Counsel and Secretary
Boston, Massachusetts
March 16, 2023

2023 ANNUAL MEETING OF STOCKHOLDERS

PROXY SUMMARY
2022 Business and Financial Performance Highlights
We are a real estate investment trust (“REIT”) focused on the acquisition, ownership and operation of industrial properties throughout the United States. Our primary business objective is to own and operate a balanced and diversified industrial real estate portfolio that maximizes cash flows and enhances stockholder value over time. Our business strategy has resulted in a consistent track record of creating strong operational and financial performance and long-term value for our stockholders.

$7.4B

Capital deployed since IPO in 2011

$472.6M

Total purchase price of 26 buildings acquired in 2022

$137.6M

Total sales price of eight buildings sold in 2022

$1B

Borrowing capacity of unsecured revolving credit facility (upsized from $750M)

98.5%

Occupancy Rate on Total Portfolio (as of year end 2022)

16.7%

Cumulative TSR* Outperformance vs. MSCI US REIT Index (2020-2022)

99.0%

Occupancy Rate on Operating Portfolio (as of year end 2022)

$182.2M

2022 Net Income (decrease of 7.2% from 2021)

$401.4M

2022 FFO** (increase of 19.1% from 2021)

$531.6M

2022 NOI** (increase of 17.0% from 2021)

$657.3M

2022 Revenue (increase of 16.9% from 2021)

*
Total stockholder return (“TSR”) is defined as common stock price appreciation plus dividends, assuming reinvestment of dividends into additional shares of common stock.

**
Funds from operations (“FFO”) and net operating income (“NOI”) meet the definition of “non-GAAP financial measures” as set forth in Item 10(e) of Regulation S-K promulgated by the Securities and Exchange Commission (“SEC”). Please refer to Appendix A attached hereto for an explanation of why we consider these measures and reconciliations of the measures to the nearest measure under generally accepted accounting principles (“GAAP”).

Executive Compensation Highlights
Below are certain features of our executive compensation program, which reflect our commitment to a pay-for-performance compensation structure:
✔ We pay for performance.
• Approximately 83% of our chief executive officer’s 2023 target compensation is “at risk” compensation and strongly aligned with the interests of stockholders.
• Annual base salaries are intended to be less than 25% of total compensation.
• We do not guarantee annual base salary increases, but consider increases when merited.
✔ Our 2022 annual cash incentive bonuses encouraged executives to achieve short-term performance goals.
• Bonuses are based on company performance goals (80%) and individual performance goals (20%).
• Our 2022 company performance goal components were Core FFO per Share (50%), Acquisition Volume (10%), Net Debt to Run Rate Adjusted EBITDAre (10%) and Same Store Cash NOI Growth (10%).
• We do not guarantee bonuses of a minimum amount (bonuses can be zero) and do not provide uncapped bonuses.
✔ Our 2022 equity awards encourage executives to achieve long-term performance goals.

•
Performance units granted under the STAG Industrial, Inc. 2011 Equity Incentive Plan, as amended and restated (the “2011 Equity Incentive Plan”), are based on our TSR over a three-year period compared to both relative returns (TSR vs. three benchmarks) and an absolute return (we must achieve a cumulative 25% TSR for payouts above target on 50% of the performance units).

• Performance units will have zero value (no payout) for performance below the 30th percentile.
• We target outperformance; target payouts under the performance units are achieved at the 55th percentile.
✔ Stockholders have expressed support for our executive compensation practices.
• At the 2022 annual meeting of stockholders, approximately 96.2% of the votes cast in the say-on-pay vote were in favor.
For more information, see “Executive Officer Compensation Discussion and Analysis” below.

Snapshot of Corporate Governance Practices
The table below presents a snapshot of our corporate governance policies.
Annual election of directors to the board of directors (the “board”)	✔
Majority voting standard for the election of directors (with a director resignation policy)	✔
Regular executive sessions of independent directors	✔
Independent board; eight of our 10 directors are “independent” under New York Stock Exchange (“NYSE”) rules	✔
Designation of an independent chair or lead independent director	✔
All members of the audit, compensation and nominating and corporate governance committees are “independent” under NYSE rules	✔
Four of the five members of the audit committee qualify as “audit committee financial experts” as defined by the SEC	✔
Diverse board; two of our directors are women, one of whom is Asian, and one of our directors is Black/African American	✔
Annual board, committee and director self-evaluations, assisted by outside counsel	✔
Regular board review of management succession plans	✔
Stockholder ability to amend bylaws	✔
No stockholder rights plan (i.e., “poison pill”) without stockholder approval or ratification	✔
Opted out of Maryland control share acquisition and business combination statutes and may not opt back in without stockholder approval	✔
Robust stock ownership guidelines for executive officers and non-management directors	✔
Anti-hedging and anti-pledging policies	✔
Code of business conduct and ethics for employees and directors	✔
Corporate Responsibility Highlights
We have a robust corporate responsibility program that incorporates environmental, social and governance (“ESG”) initiatives into our overall business, investment and asset management strategies to increase both the sustainability and the value of our portfolio. In December 2021, we published our inaugural 2020-2021 Environmental, Social and Governance Report (our “Sustainability Report”), which includes information regarding our ESG policies and programs, historic results and performance targets, including a long-term greenhouse gas (“GHG”) reduction goal as approved by the Science-Based Targets Initiative (SBTi). While our tenants maintain operational control of the properties under triple-net leases, we seek to (i) identify, assess and manage environmental risks and opportunities at our properties, (ii) collaborate with our tenants on sustainable strategies to optimize property performance and (iii) partner with our tenants to improve the efficiency of our properties through the implementation of environmentally focused practices and solutions.

2022 Environmental Sustainability Highlights
During 2022, we enhanced our environmental programs and achieved the following milestones and accomplishments:
New Software Platform

•
In May 2022, we announced our deployment of WatchWire’s Sustainability & Energy Management Software to aggregate utility data for our portfolio. Through the software, we will track our efforts to optimize and reduce resource consumption (electricity, gas and water) and GHG emissions, which will over time provide more thorough accounting of our Scope 3 portfolio GHG emissions and allow us to allocate capital to the most impactful improvements within the portfolio. We also expect the software will facilitate integrations with the U.S. Environmental Protection Agency’s ENERGY STAR Portfolio Manager, the Global Real Estate Sustainability Benchmark (“GRESB”) and the CDP (formerly known as the Carbon Disclosure Project).

GRESB “A” Score

•
In October 2022, we announced that we had achieved a 2022 public disclosure assessment score of “A” from GRESB, which is an entity that provides a ranking system to evaluate and compare ESG efforts in the real estate industry. This “A” score is our highest score since being ranked and compares favorably to the average score of “B” for all companies, globally, rated by GRESB and to the average score of “C” for the 10 industrial real estate companies in our GRESB comparison group. As of December 2022, we were ranked second out of the 10 industrial real estate companies rated by GRESB in its public disclosure assessment.

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The improved score triggered a sustainability-related interest rate reduction of two basis points for our unsecured revolving credit facility and certain unsecured term loans, effective October 17, 2022 through June 29, 2024.

Solar Panel Installations

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We pursue solar energy opportunities in our portfolio nationwide and have executed contracts for solar development or leasing in multiple states. As of December 31, 2022, our properties hosted or were undergoing construction for solar projects with more than 30.4 megawatts capacity in aggregate and we had identified up to 40 additional projects that we are vetting over the next two years.

Reflective Roofing

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Since 2015, the majority of our roof replacements utilized reflective roofing, which typically is a white membrane that reflects sunlight and reduces building heat load and utility consumption. As of December 31, 2022, approximately 48% of our buildings benefited from reflective roofing.

Lighting Conversions

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As of December 31, 2022, we had fluorescent or LED lighting systems in more than 91% of our portfolio. Since 2015, we have replaced less efficient lights with LED systems in more than 22.7 million square feet of our portfolio.

2022 Corporate Donations and Volunteering
During 2022, we continued to support several local and national charities with a focus on child welfare, youth empowerment, equality and social justice:
Charitable Action Committee

•
We established our Charitable Action Committee (the “CAC”) to promote quality interaction with our local community in Boston. The CAC is funded by our company and managed by volunteer employees with differing seniorities and responsibilities. We support several local and national charities, through a combination of financial support (both direct and employee matching) and volunteer activities (i.e., food and clothing distribution, habitat improvement, etc.).

Charitable Action Fund

•
As an expression of our commitment to good corporate citizenship, we established the STAG Industrial Charitable Action Fund (the “Charitable Action Fund”) in cooperation with the Boston Foundation. The Charitable Action Fund supports our social responsibility endeavors, including promoting equality and inspiring children and young adults—particularly those at risk—to realize their potential and benefit future generations.

Other 2022 ESG Highlights
•
Stockholder engagement.   We provide institutional investors with many opportunities and events to provide feedback directly to our management team throughout the year, including formal events, one-on-one sessions and group meetings. During 2022, our management team attended (in-person and virtually) six investor conferences and numerous other individual investor meetings, where they met with more than 95 institutional investors. These meetings covered a range of topics, including our financial condition and results of operations, our investment, finance and operation strategies, our stock price performance, economic, industry and market trends, our ESG and executive compensation policies and other matters. In addition to, and apart from, our regular investor meetings, we speak exclusively about our ESG and executive compensation policies with a number of our investors each year.

•
Board diversity.   We are committed to diversity and recognize the benefits of having a diverse board. Women and minorities currently represent 30% of the board. We remain focused on appointing women and other diverse candidates to the board in the future as opportunities arise.

•
Management succession planning.   Pursuant to the previously announced management succession plan, on July 1, 2022, Benjamin S. Butcher was appointed executive chairman of the board and William R. Crooker was appointed chief executive officer and joined the board. After becoming executive chairman in July, Mr. Butcher’s responsibilities have included managing the business of the board, regularly consulting with Mr. Crooker on key corporate matters and liaising between the board and the management team. In addition, in connection with the management succession plan, the board (i) promoted Matts S. Pinard to serve as our executive vice president, chief financial officer and treasurer, effective as of January 10, 2022, (ii) promoted Michael C. Chase to serve as our executive vice president, in addition to his role as our chief investment officer, effective as of July 1, 2022, and (iii) recently appointed Steven T. Kimball to serve as our executive vice president—real estate operations, subject to his commencement of employment. Effective as of December 31, 2022, Stephen C. Mecke, our former executive vice president and chief operating officer, retired.

•
Board leadership.   Since our formation in 2010, Mr. Butcher has served as our chairman of the board, including as executive chairman since July 1, 2022. Larry T. Guillemette has served as our lead independent director since 2015. On June 30, 2023, Mr. Butcher will complete his term and retire as executive chairman. Subject to re-election at the annual meeting, effective as of July 1, 2023, the board expects that (i) Mr. Butcher will continue to serve on the board as a non-management director and (ii) Mr. Guillemette will become the chairman of the board.
For more information, see “Board of Directors and Its Committees” and “Corporate Responsibility” below. Additional information regarding our corporate responsibility program is included in our Sustainability Report, which is available under the “Corporate Responsibility” section of our website at www.stagindustrial.com. The information located on, or accessible from, our website is not, and should not be deemed to be, part of this proxy statement or incorporated into any other filing that we submit to the SEC.
Matters to be Voted On at the 2023 Annual Meeting
Proposal	Board Recommendation
Proposal 1: Election of Directors	FOR
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	FOR
Proposal 3: Amendment to the 2011 Equity Incentive Plan	FOR
Proposal 4: Advisory (Non-Binding) Vote on Executive Compensation	FOR

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
Q:
Why did I receive these proxy materials?

A:
The board is soliciting proxies to be voted at the 2023 annual meeting of stockholders. You received these materials because you were a stockholder as of February 27, 2023, the record date fixed by the board, and are therefore entitled to receive notice of the annual meeting and to vote on matters presented at the annual meeting, which will be held virtually on April 25, 2023.

Pursuant to rules promulgated by the SEC, we are providing access to our proxy materials over the internet. On or about March 16, 2023, we are mailing to our stockholders of record as of February 27, 2023, either (i) a copy of this proxy statement, the accompanying proxy card, our annual report and the notice of internet availability of proxy materials (the “Notice”) or (ii) the Notice only. The Notice and this proxy statement summarize the information you need to know in order to vote by proxy or at the virtual annual meeting.
Q:
When was the Notice mailed?

A:
The Notice was mailed to stockholders beginning on or about March 16, 2023.

Q:
When and where is the annual meeting being held?

A:
The annual meeting will be held on Tuesday, April 25, 2023, at 1:00 p.m., Eastern Time, in a virtual-only meeting format. You will be able to attend the annual meeting by visiting www.virtualshareholdermeeting.com/STAG2023. Note that the decision to proceed with a virtual-only meeting again this year will not mean we will utilize a virtual-only format or any means of remote communication for future annual meetings.

Q:
Who can attend the annual meeting?

A:
You are entitled to attend the annual meeting if you were a common stockholder of record (i.e., stockholders holding shares of common stock directly in their name with our transfer agent) as of the close of business on February 27, 2023, the record date for the annual meeting, or hold a duly authorized proxy for the meeting provided by your broker, bank or other nominee. You do not need to attend the annual meeting in order to vote.

Q:
How do I attend the annual meeting?

A:
You will be able to attend the annual meeting online through live audio webcast at www.virtualshareholdermeeting.com/STAG2023. Online registration will begin 30 minutes before the meeting. To attend and vote at the annual meeting, you must login with your 16-digit control number included on your proxy card, voting instruction form or the Notice you previously received.

Q:
May stockholders ask questions at the annual meeting?

A:
Yes. Stockholders will be able to submit live questions during the virtual annual meeting online at www.virtualshareholdermeeting.com/STAG2023. All live questions will be subject to time restrictions, but we will do our best to accommodate as many as possible.

Q:
What if I have trouble accessing the annual meeting virtually?

A:
The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong internet connection wherever they intend to participate in the annual meeting. We encourage you to access the virtual meeting platform prior to the start time. Please allow ample time for online check-in, which will begin at 12:30 p.m. Eastern Time. If you encounter any difficulties accessing the virtual meeting platform during the check-in time or during the annual meeting, please call the technical support number that will be posted on www.virtualshareholdermeeting.com/STAG2023.

Q:
Who is entitled to vote at the annual meeting?

A:
All holders of common stock as of the close of business on the record date, February 27, 2023, are entitled to vote at the annual meeting.

Q:
What is the quorum for the meeting?

A:
A quorum at the annual meeting will consist of a majority of the votes entitled to be cast by the holders of outstanding shares of common stock. No business may be conducted at the meeting if a quorum is not present. As of the record date, 179,372,871 shares of common stock were issued and outstanding. If less than a majority of outstanding shares entitled to vote are represented at the annual meeting, the chairman of the meeting may adjourn the annual meeting to another date, time or place, not later than 120 days after the original record date of February 27, 2023. Notice need not be given of the new date, time or place if announced at the meeting before an adjournment is taken.

Q:
How many votes do I have?

A:
You are entitled to one vote for each share of common stock you held as of the record date. Our stockholders do not have the right to cumulate their votes for directors.

Q:
What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:
If your shares are registered in your name with our transfer agent, Continental Stock Transfer & Trust Company, LLC, you are the “stockholder of record” of those shares.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of those shares. The Notice and proxy statement and any accompanying documents have been forwarded to you by your broker, bank or other nominee. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares by following the instructions provided by the institution holding your shares for voting on the internet or by telephone or mail.
Q:
How do I vote?

A:
If you are the stockholder of record:

•
On the internet:   You may submit your proxy over the internet by following the instructions in the Notice, proxy card or voting instruction card that you received.

•
By telephone:   You may submit your proxy by telephone by following the instructions in the Notice, proxy card or voting instruction card that you received.

•
By mail:   If you received a paper copy of a proxy card or voting instruction card by mail, you may submit your proxy by completing, signing and dating your proxy card or voting instruction card and mailing it in the accompanying self-addressed stamped envelope. No postage is necessary if mailed in the United States.

•
At the virtual annual meeting:   You may vote during the virtual annual meeting by following the instructions available on the meeting website during the meeting.

If you are the beneficial owner of shares held by a broker, bank or other nominee, you may instruct your broker, bank or other nominee to vote your shares by following the instructions that the institution holding the shares provides to you. If you are the beneficial owner and want to vote during the meeting, you must obtain a duly authorized proxy executed in your favor, from the institution holding the shares in order to vote your shares at the virtual annual meeting.
Properly completed and submitted proxy cards and voting instruction cards, as well as proxies properly completed and submitted on the internet or by telephone prior to the annual meeting, will be voted at the annual meeting in accordance with the instructions provided as long as they are received in time for voting and not revoked.
Whether or not you plan to attend the annual meeting, we recommend that you authorize a proxy in advance as described above so that your vote will be counted if you later decide not to attend the annual meeting. Authorizing your proxy over the internet or by telephone or mail, will not limit your right to attend the annual meeting and vote your shares.
Q:
Can I change my vote after I have voted?

A:
Yes. If you are the stockholder of record, you may revoke a proxy at any time prior to its exercise by filing with our corporate secretary a duly executed revocation of proxy, by properly submitting, either on the internet or by telephone or mail, a proxy bearing a later date or by attending the virtual annual meeting and voting. Attendance at the annual meeting will not by itself constitute revocation of a proxy.

If you are the beneficial owner of shares held by a broker, bank or other nominee, please follow the instructions provided by the institution holding the shares regarding how to revoke your voting instructions.
Q:
What am I voting on?

A:
You will be voting on:

•
Proposal 1:   the election of 10 directors to hold office until the 2024 annual meeting of stockholders and until their successors are duly elected and qualified;

•
Proposal 2:   the ratification of the appointment of PricewaterhouseCoopers LLP to act as our independent registered public accounting firm for year ending December 31, 2023;

•
Proposal 3:   the approval of an amendment to the 2011 Equity Incentive Plan (the “Amendment to the 2011 Equity Incentive Plan”); and

•
Proposal 4:   the approval, by non-binding vote, of our executive compensation.

In addition, you will be voting on such other business as may properly come before the annual meeting, including any adjournments or postponements thereof.
Q:
What vote is required to approve the proposals assuming that a quorum is present at the annual meeting?

A:	Proposal 1:	The election of the director nominees must be approved by a majority of the votes cast.
Proposal 2:
The ratification of the appointment of the independent registered public accounting firm requires a majority of the votes cast.

Proposal 3:
The approval of the Amendment to the 2011 Equity Incentive Plan requires an affirmative vote of a majority of the votes cast.

Proposal 4:
The advisory vote approving executive compensation requires an affirmative vote of a majority of the votes cast.

Q:
What is a broker non-vote?

A:
If you are the beneficial owner of shares held by a broker, bank or other nominee, you must instruct the broker, bank or other nominee how to vote your shares. A “broker non-vote” occurs when a bank, broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. If your shares are held by a broker, bank or other nominee, your broker, bank or other nominee has discretionary voting authority under NYSE rules to vote your shares on the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm even if the institution does not receive voting instructions from you. However, your broker, bank or other nominee does not have discretionary authority to vote on the election of directors, the vote on the approval of the Amendment to the 2011 Equity Incentive Plan or the advisory vote approving our executive compensation, in which case a broker non-vote will occur and your shares will not be voted on these matters.

Q:
How are abstentions and broker non-votes treated?

A:
Pursuant to Maryland law, abstentions and broker non-votes are counted as present for purposes of determining the presence of a quorum.

For purposes of the election of directors and the votes on Proposals 2 and 3, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.
For purposes of the vote on Proposal 4, abstentions will not be counted as votes cast and will have no effect on the result of the vote.
Q:
Will there be any other items of business on the agenda?

A:
The board does not know of any other matters that may be brought before the annual meeting nor does it foresee or have reason to believe that proxy holders will have to vote for substitute or alternate nominees for election to the board. If any other matter should come before the annual meeting or any nominee is not available for election, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their discretion.

Q:
What happens if I submit my proxy without providing voting instructions on all proposals?

A:
Proxies properly submitted via the internet, mail or telephone will be voted at the annual meeting in accordance with your directions. If the properly-submitted proxy does not provide voting instructions on a proposal, the proxy will be voted as follows:

•
if you are a stockholder of record, to elect (FOR) each of the director nominees listed in “Proposal 1: Election of Directors;” if you are a beneficial owner of shares held by a broker, bank or other nominee, a broker non-vote will occur;

•
if you are a stockholder of record or a beneficial owner of shares held by a broker, bank or other nominee, in favor of (FOR) “Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm;”

•
if you are a stockholder of record, in favor of (FOR) “Proposal 3: Amendment to the 2011 Equity Incentive Plan;” if you are a beneficial owner of shares held by a broker, bank or other nominee, a broker non-vote will occur; and

•
if you are a stockholder of record, in favor of (FOR) “Proposal 4: Advisory (Non-Binding) Vote on Executive Compensation;” if you are a beneficial owner of shares held by a broker, bank or other nominee, a broker non-vote will occur.

Q:
Where can I find the voting results after the annual meeting?

A:
We will announce the preliminary voting results at the annual meeting and will report the final voting results in a current report on Form 8-K (or quarterly report on Form 10-Q) filed with the SEC within four business days after the annual meeting.

Q:
Will anyone contact me regarding this vote?

A:
No arrangements or contracts have been made with any solicitors as of the date of this proxy statement, although we reserve the right to engage solicitors at any time if we deem them necessary. Such solicitations may be made by mail, telephone, facsimile, e-mail or personal interviews.

Q:
Who has paid for this proxy solicitation?

A:
We have paid the entire expense of preparing, printing and mailing the Notice and, to the extent requested by our stockholders, the proxy materials and any additional materials furnished to stockholders. Proxies may be solicited by our directors, officers or employees personally or by telephone without additional compensation for such activities. We also will request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send appropriate solicitation materials to such beneficial owners. We will reimburse such holders for their reasonable expenses.

Q:
How many copies should I receive if I share an address with another stockholder?

The SEC has adopted rules that permit companies and intermediaries, such as a broker, bank or other nominee, to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our proxy materials, unless the affected stockholder has provided us with contrary instructions. This procedure provides extra convenience for stockholders and cost savings for companies.
We and brokers, banks or other nominees may be householding our proxy materials. A single Notice and, if applicable, a single set of our proxy materials, including this proxy statement, the accompanying proxy card, our annual report and the Notice, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker, bank or other nominee that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. Stockholders may revoke their consent at any time by contacting Broadridge ICS, either by calling toll-free (800) 542-1061 or by writing to Broadridge ICS, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.
Upon written or oral request, we will promptly deliver a separate copy of the Notice and, if applicable, a single set of our proxy materials, to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice and, if applicable, our proxy materials, you may send a written request to STAG Industrial, Inc., One Federal Street, 23rd Floor, Boston, Massachusetts, 02110, Attention: Jeffrey M. Sullivan, Corporate Secretary. In addition, if you are receiving multiple copies of the Notice and, if applicable, our proxy materials, you can request householding by contacting our corporate secretary in the same manner.
Q:
What does it mean if I receive more than one Notice?

A:
It means that you have multiple accounts at the transfer agent or with brokers, banks or other nominees. Please submit all of your proxies over the internet or by telephone or mail pursuant to the instructions provided in the Notice to ensure that all of your shares are voted.

Q:
Can I find additional information on the company’s website?

A:
Yes. Our website is www.stagindustrial.com. You can view additional information on the website, such as our corporate responsibility and ESG policies, including our Sustainability Report, our corporate governance guidelines, our code of business conduct and ethics, our stock ownership guidelines, charters of the board committees and reports that we file with the SEC. However, the information located on, or accessible from, our website is not, and should not be deemed to be, part of this proxy statement or incorporated into any other filing that we submit to the SEC.

A copy of our corporate governance guidelines, our code of business conduct and ethics, our stock ownership guidelines and each of the charters of the board committees may be obtained free of charge by writing to STAG Industrial, Inc., One Federal Street, 23rd Floor, Boston, Massachusetts, 02110, Attention: Jeffrey M. Sullivan, Corporate Secretary.

PROPOSAL 1:
ELECTION OF DIRECTORS
The board currently consists of 10 members with directors serving one-year terms and until their successors are duly elected and qualified. The term for each director expires at each annual meeting of stockholders. At the 2023 annual meeting, 10 directors will be elected to serve until the 2024 annual meeting and until their successors are duly elected and qualified. The board has nominated the following current directors (the “nominees”) to serve as directors: Benjamin S. Butcher, Jit Kee Chin, Virgis W. Colbert, William R. Crooker, Michelle S. Dilley, Jeffrey D. Furber, Larry T. Guillemette, Francis X. Jacoby III, Christopher P. Marr and Hans S. Weger. The board anticipates that each nominee will serve, if elected, as a director. However, if anyone nominated by the board is unable to accept election, the proxies will be voted for the election of such other person or persons as the board may recommend.
Vote Required
The affirmative vote of a majority of the votes cast at a meeting at which a quorum is present is required for the election of the nominees. For purposes of the election of directors, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.
Recommendation
The board recommends a vote FOR each nominee.
Snapshot of Board Composition

Race/Ethnicity

Asian
Black/African American
White
10%
10%
80%

Gender

Male
Female
20%
80%

Independent Directors with CEO Experience

with experience
without experience
50%
50%

Director Tenure

11 - 15 Yrs
6 Directors
6 - 10 Yrs
1 Director
0 - 5 Yrs
3 Directors

Average Tenure of Independent Directors: 9.5 Years

80%

of the audit committee are designated as "audit committee financial experts"

61

Average age of independent directors

30%

Percentage of women and minorities on the board

Director Nominees for Election to Term Expiring 2024
The following tables and biographical descriptions set forth certain information with respect to each nominee, including the specific experience, qualifications, attributes and skills that led to the conclusion by the board that such person should continue to serve as a director.
Director Nominees	Age	Principal Occupation	Director Since
Benjamin S. Butcher	69	Executive Chairman of the Board	2010
Jit Kee Chin	44	Executive Vice President, Chief Data Officer and Chief Innovation Officer at Suffolk Construction	2020
Virgis W. Colbert	83	Retired Executive Vice President of Miller Brewing Company	2014
William R. Crooker	43	President and Chief Executive Officer	2022
Michelle S. Dilley	51	Chief Executive Officer of Awesome Leaders, NFP	2018
Jeffrey D. Furber	64	Global Chairman of AEW	2011
Larry T. Guillemette	67	Retired Chairman, Chief Executive Officer and President of Amtrol	2011
Francis X. Jacoby III	61	Chief Financial Officer and Executive Vice President of Leggat McCall Properties, LLC	2011
Christopher P. Marr	58	President and Chief Executive Officer of CubeSmart	2012
Hans S. Weger	59	Strategic Consultant	2011
Director Qualifications
	Butcher	Chin	Colbert	Crooker	Dilley	Furber	Guillemette	Jacoby	Marr	Weger
CEO/public company executive	•		•	•		•	•		•	•
Data analytics		•
Finance/accounting				•			•	•	•	•
Industrial operations	•		•	•	•		•
Logistics	•	•			•
Real estate / construction / development / finance	•	•		•		•		•	•	•
Real estate technology		•
Risk management	•	•	•	•		•	•		•	•
Strategic planning	•	•	•	•	•	•	•	•	•	•
Supply chain management	•		•		•

Director Nominees
Benjamin S. Butcher Executive Chairman Committees: • Investment (Chair) Diversity Information: • Gender: Male • Race/Ethnicity: White
Mr. Butcher has served as our executive chairman of the board since July 2022. Previously, Mr. Butcher served as our chief executive officer and chairman of the board from 2010 to 2022 and president from 2010 to 2021. Prior to the formation of our company, Mr. Butcher oversaw the growth of our predecessor business, serving as a member of the board of managers of STAG Capital Partners, LLC, STAG Capital Partners III, LLC, and their affiliates from 2003 to 2011. From 1999 to 2003, Mr. Butcher was engaged as a private equity investor in real estate and technology. From 1997 to 1998, Mr. Butcher served as a director at Credit Suisse First Boston, where he sourced and executed transactions for the principal transactions group (real estate debt and equity). Prior to that, he served as a director at Nomura Asset Capital from 1993 to 1997, where he focused on marketing and business development for its commercial mortgage-backed securities group. Mr. Butcher serves as a member of the board of trustees and a member of the nominating and corporate governance committee and compensation committee of Elme Communities, Inc. (NYSE: ELME) (formerly Washington Real Estate Investment Trust (NYSE: WRE)), an owner of properties in the greater Washington, D.C. metropolitan area. Mr. Butcher holds a Bachelor of Arts degree from Bowdoin College and a Master of Business Administration degree from the Tuck School of Business at Dartmouth.
In light of his extensive company-specific operational, finance and market experience, his leadership abilities, his foundership of our company, and his expertise in the acquisition, ownership and management of single-tenant industrial properties, the board believes that it is in the best interests of our company and our stockholders for Mr. Butcher to continue to serve as a director on the board, subject to stockholder approval at the annual meeting.

Jit Kee Chin Independent Director Committees: • Audit Diversity Information: • Gender: Female • Race/Ethnicity: Asian
Dr. Jit Kee Chin has served as executive vice president and chief data officer at Suffolk Construction Corporation Inc. (“Suffolk”), a national privately-held general contractor, since 2017 and chief innovation officer since 2019. In her roles, Dr. Chin is responsible for building a new capability for Suffolk, setting vision and strategy, driving business insight through analytics and operationalizing the data transformation. At Suffolk, she served on the enterprise steering committee from 2018 to 2020, which governs development and implementation of strategic initiatives. She is also a co-founder and managing partner of Suffolk Technologies, a venture investment entity that invests in disruptive technologies in the built environment. In that capacity, she served as a board observer at EquipmentShare, a privately held construction solutions technology company. Before joining Suffolk, from 2008 to 2017, she served in various positions with McKinsey & Company, a global strategy consulting company, including as a senior expert in analytics from 2016 to 2017, where she specialized in the design and implementation of end-to-end analytics transformations, and as an associate principal from 2013 to 2016, where she focused on strategic, commercial and analytics consulting for transport, travel, hospitality and logistics clients. Dr. Chin serves as a member of the board of trustees and a member of the audit committee of CubeSmart (NYSE: CUBE). Dr. Chin holds a Doctor of Philosophy degree from the Massachusetts Institute of Technology and a Bachelor of Science degree from the California Institute of Technology.
In light of her extensive data, analytics and technology infrastructure expertise, including the development and implementation of strategic initiatives, the board believes that it is in the best interests of our company and our stockholders for Dr. Chin to continue to serve as a director on the board, subject to stockholder approval at the annual meeting.

Virgis W. Colbert Independent Director Committees: • Compensation • Nominating and Corporate Governance Diversity Information: • Gender: Male • Race/Ethnicity: Black/African American
Mr. Colbert served in a variety of key leadership positions with Miller Brewing Company from 1979 until his retirement in 2005, including executive vice president of worldwide operations from 1997 to 2005 and senior vice president of operations from 1993 to 1997. As executive vice president, Mr. Colbert was responsible for plant operations, international operations, brewing, research and quality assurance, engineering, procurement, order production/planning and logistics. Since his retirement, he continues to serve as a senior advisor to MolsonCoors LLC. Mr. Colbert also serves on the board of the Hutchins Center for African & African American Research at Harvard University (since 2013). Since 2019, Mr. Colbert has served as a director of Drive Shack, Inc. (OTCQX: DSHK), which was a publicly-reporting company until 2023. He previously served on the boards of Lorillard, Inc. from 2008 to 2015 (including as lead director from 2013 to 2015), The Hillshire Brands Company (formerly known as Sara Lee Corporation) from 2006 to 2013, Bank of America Corp. (NYSE: BAC) from 2008 to 2013, Merrill Lynch & Co., Inc. from 2006 to 2008, Stanley Black & Decker from 2003 to 2012 and The Manitowoc Company, Inc. from 2002 to 2012. He is the former chairman and current chairman emeritus of the board for the Thurgood Marshall College Fund, and the former chairman of the board for Fisk University. Mr. Colbert received Honorary Doctor of Humane Letters degrees from Fisk University in 2005 and from Kentucky State University in 2001. He holds a Bachelor of Science degree from Central Michigan University.
In light of his extensive public company board and corporate governance experience and his significant operational experience, including logistics, plant operations and other issues common to our tenants, the board believes that it is in the best interests of our company and our stockholders for Mr. Colbert to continue to serve as a director on the board, subject to stockholder approval at the annual meeting.

William R. Crooker President and Chief Executive Officer Committees: • Investment Diversity Information: • Gender: Male • Race/Ethnicity: White
Mr. Crooker has served as our chief executive officer and a director since 2022 and president since 2021. Previously, Mr. Crooker served as our chief financial officer and treasurer from 2016 to 2022, executive vice president from 2016 to 2021, chief accounting officer from 2011 to 2016 and senior vice president of capital markets from 2015 to 2016. Prior to the formation of our company, Mr. Crooker served as chief accounting officer for STAG Capital Partners, LLC from 2010 to 2011. From 2002 to 2010, Mr. Crooker worked for KPMG LLP in its real estate practice, focusing primarily on publicly-traded REITs. He held various positions with KPMG LLP, including most recently as senior manager. Mr. Crooker is a certified public accountant and received his Bachelor of Science degree from Bentley University.
In light of his extensive company specific operational experience, his leadership abilities, and his financial and capital markets expertise, the board believes that it is in the best interests of our company and our stockholders for Mr. Crooker to continue to serve as a director on the board, subject to stockholder approval at the annual meeting.

Michelle S. Dilley Independent Director Committees: • Compensation • Nominating and Corporate Governance Diversity Information: • Gender: Female • Race/Ethnicity: White
Ms. Dilley has served as the chief executive officer of Awesome Leaders, NFP since July 2020. AWESOME (Achieving Women’s Excellence in Supply Chain Operations, Management and Education) is the supply chain industry’s most active and prominent organization focused on advancing and transforming the future of supply chain leadership. Prior to joining AWESOME, Ms. Dilley served as chief supply chain transformation officer and additionally as chief operating officer at DSC Logistics, Inc. (“DSC”), a logistics and supply chain management organization, from 2017 to 2020. In these roles, she led the vision for the company’s operating platform, implemented strategic initiatives to deliver continuous improvement and was directly responsible for DSC’s network of logistics centers and supply chain packaging operations throughout North America. From 2014 to 2017, she served as senior vice president, operations at LaSalle Bristol, LP, a product distributor and manufacturer for factory-built housing, recreational vehicles and other markets, where she was accountable for supply chain operations and transportation throughout the United States and Canada. From 2009 to 2014, she served as vice president, supply chain at Ascension Health, a non-profit health system, where she led the supply chain business transformation and operational redesign. Ms. Dilley started her career at Whirlpool Corporation, where she served in a variety of roles, including general manager, global indirect goods & services sourcing from 2005 to 2009. Ms. Dilley holds a Bachelor of Arts degree from the University of Michigan.
In light of her significant supply chain, finance and operational experience, including experience in the development and implementation of strategic initiatives, and her recent experience with diversity initiatives in the supply chain industry, the board believes that it is in the best interests of our company and our stockholders for Ms. Dilley to continue to serve as a director on the board, subject to stockholder approval at the annual meeting.

Jeffrey D. Furber Independent Director Committees: • Compensation (Chair) • Investment Diversity Information: • Gender: Male • Race/Ethnicity: White
Mr. Furber has served as the global chairman of AEW since 2022 and previously served as the global chief executive officer of AEW. As one of the leading real estate investment advisors, AEW currently manages more than $95 billion of real estate assets and securities on behalf of a global client base of public and corporate pension funds, sovereign wealth funds, endowments, foundations and high net worth investors. Mr. Furber has oversight responsibility for all of AEW’s operating business units in the United States, Europe and Asia. He chairs AEW’s management committee, which is responsible for AEW’s strategic direction and for managing the firm’s resources, and is a member of the firm’s risk management committee and the investment committees in North America, Europe and Asia. Mr. Furber currently serves as a member of the board of the Boston Children’s Hospital Trust and the Ogunquit Playhouse and previously served as a member of the board of The Howard Hughes Corporation (NYSE: HHC) from 2010 to 2022. Mr. Furber holds a Bachelor of Arts degree from Dartmouth College and a Master of Business Administration degree from Harvard Business School.
In light of his significant leadership, corporate governance and capital markets experience and his more than 30 years of real estate investment experience, including 22 years as chief executive officer of AEW, the board believes that it is in the best interests of our company and our stockholders for Mr. Furber to continue to serve as a director on the board, subject to stockholder approval at the annual meeting.

Larry T. Guillemette Lead Independent Director Committees: • Audit • Compensation Diversity Information: • Gender: Male • Race/Ethnicity: White
Mr. Guillemette served as chairman of the board of directors, chief executive officer and president of Amtrol Inc., a multi-national pressure vessel manufacturer (“Amtrol”), from 2006 until his retirement in 2017. Mr. Guillemette also served as executive vice president and chief financial officer of Amtrol from 2000 to 2006 and as executive vice president of marketing and business development from 1998 to 2000. Prior to joining Amtrol, Mr. Guillemette served as chief executive officer and president of Balcrank Products, Inc., a manufacturer of lubrication equipment for the automotive service market and other industrial product lines from 1991 to 1998. From 1990 to 1991, he served as senior vice president and senior financial officer of The O’Connor Group, a real estate investment, management and development firm. Prior to that, from 1986 to 1990, Mr. Guillemette served as a vice president for Hampton Partners/G.M. Cypres & Co., Inc., an investment banking partnership. From 1979 to 1986, Mr. Guillemette served in various management positions with units of the Henley Group and its predecessors, including Allied-Signal, The Signal Companies and Wheelabrator-Frye. Mr. Guillemette holds a Bachelor of Arts degree from Dartmouth College and a Master of Business Administration degree from the Tuck School of Business at Dartmouth.
In light of his extensive leadership experience through his senior officer and director positions and his accounting and real estate experience, the board believes that it is in the best interests of our company and our stockholders for Mr. Guillemette to continue to serve as a director on the board, subject to stockholder approval at the annual meeting.

Francis X. Jacoby III Independent Director Committees: • Audit • Investment • Nominating and Corporate Governance Diversity Information: • Gender: Male • Race/Ethnicity: White
Since 2016, and from 1995 to 2001, Mr. Jacoby has served as executive vice president and chief financial officer of Leggat McCall Properties, LLC, a real estate development company. From 2013 to 2016, Mr. Jacoby served as an independent consultant providing real estate finance, development and disposition related services. From 2008 to 2013, he served as president of Kensington Investment Company, Inc., the wealth management office for a family that owns travel-related businesses and passenger ships and makes investments in real estate, private equity and venture capital. In addition, in 2012, Mr. Jacoby served as the chief financial officer of Grand Circle Corporation, an affiliate of Kensington Investment Company, Inc. From 2001 to 2008, Mr. Jacoby served as the senior vice president and chief financial officer for GID Investment Advisers LLC, a family wealth management office whose primary focus is developing, acquiring and managing apartment communities, suburban office properties and flex industrial business parks throughout the United States for its own account and for joint ventures with institutional investors. From 1983 to 1995, Mr. Jacoby held a variety of senior management positions in the acquisitions, asset management and finance departments of Winthrop Financial Associates, a real estate investment company which owned and managed multiple property types. Mr. Jacoby holds a Bachelor of Arts degree from Dartmouth College and a Master of Business Administration degree from Boston University.
In light of his extensive investment and capital markets experience and his significant financial and real estate investment experience, including structuring, negotiating and closing complex transactions, the board believes that it is in the best interests of our company and our stockholders for Mr. Jacoby to continue to serve as a director on the board, subject to stockholder approval at the annual meeting.

Christopher P. Marr Independent Director Committees: • Audit • Nominating and Corporate Governance (Chair) Diversity Information: • Gender: Male • Race/Ethnicity: White
Mr. Marr has served as chief executive officer and member of the board of trustees of CubeSmart (NYSE: CUBE), a real estate company that acquires, owns, operates and develops self-storage facilities in the United States, since 2014 and as president of CubeSmart since 2008. Previously, he served as chief operating officer of CubeSmart from 2012 to 2014, chief financial officer from June 2006 to November 2008 and treasurer from 2006 to 2012. From 2002 to 2006, Mr. Marr served as senior vice president and chief financial officer of Brandywine Realty Trust (NYSE: BDN), a publicly-traded office REIT. Prior to joining Brandywine Realty Trust, Mr. Marr served as chief financial officer of Storage USA, Inc., a publicly-traded self-storage REIT, from 1998 to 2002. Mr. Marr holds a Bachelor of Arts degree from Loyola University.
In light of his public company leadership, financial reporting and operations experience as an executive officer of several publicly-traded REITs, including chief executive officer experience, the board believes that it is in the best interests of our company and our stockholders for Mr. Marr to continue to serve as a director on the board, subject to stockholder approval at the annual meeting.

Hans S. Weger Independent Director Committees: • Audit (Chair) • Compensation • Investment Diversity Information: • Gender: Male • Race/Ethnicity: White
Mr. Weger provides consulting services to real estate and other companies. Prior to that, Mr. Weger served as chief financial officer of Focus Brands Inc., the franchisor and operator of restaurants and cafes in the United States, Puerto Rico and 63 foreign countries, from 2014 to 2016. From 2012 to 2014, Mr. Weger served as chief financial officer of Outrigger Enterprises Group, a privately-held leisure lodging and hospitality company. From 1998 to 2011, Mr. Weger served as chief financial officer, executive vice president and treasurer of LaSalle Hotel Properties (NYSE: LHO), a REIT focused on the acquisition, ownership, redevelopment and leasing of primarily upscale and luxury full-service hotels. In addition, Mr. Weger served as secretary of LaSalle Hotel Properties from 1999 to 2011. Mr. Weger was responsible for all of the company’s financial, accounting, human resources and information technology activities. Prior to joining LaSalle Hotel Properties, Mr. Weger served as vice president and treasurer for La Quinta Inns, Inc. where he was responsible for all financing activities. From 1992 until 1997, Mr. Weger served in various management roles with Harrah’s Entertainment, Inc. where he was responsible for strategic planning, mergers and acquisitions and project financing. Mr. Weger holds a Bachelor of Science degree from the University of Southern Mississippi and a Master of Business Administration degree from the University of Chicago.
In light of his real estate and real estate financing knowledge and his financial reporting and operations experience as the chief financial officer of a publicly-traded REIT and a privately held company, the board believes that it is in the best interests of our company and our stockholders for Mr. Weger to continue to serve as a director on the board, subject to stockholder approval at the annual meeting.

Biographical Information Regarding Executive Officers Who Are Not Directors
The biographical descriptions below set forth certain information with respect to each of our current executive officers, other than Messrs. Crooker and Butcher whose information appears above.
Matts S. Pinard Executive Vice President, Chief Financial Officer and Treasurer Age: 40
Mr. Pinard has served as our executive vice president, chief financial officer and treasurer since January 2022. Mr. Pinard served as senior vice president of capital markets and investor relations from 2019 to 2022. Previously, Mr. Pinard served as our vice president of capital markets and investor relations group from 2015 until 2019. Prior to joining our company in 2013, Mr. Pinard held various positions within capital markets and portfolio management. Mr. Pinard holds a Bachelor of Arts degree from Tufts University and a Master of Business Administration degree from Boston College.

Jeffrey M. Sullivan Executive Vice President, General Counsel and Secretary Age: 54
Mr. Sullivan has served as our executive vice president, general counsel and secretary since 2015. From 2012 to 2014, Mr. Sullivan was a partner in the corporate group of Hunton & Williams LLP, and from 2005 to 2012, Mr. Sullivan was a partner in the finance group of DLA Piper LLP (US). Before joining DLA Piper LLP (US), Mr. Sullivan was an associate and then partner in the corporate transactions and securities group of Alston & Bird LLP from 1998 to 2005. While in private practice, Mr. Sullivan focused on securities law, mergers and acquisitions, corporate governance matters and general corporate law, primarily involving REITs and other real estate companies, private equity funds and underwriters. Mr. Sullivan holds a Bachelor of Arts degree from University of North Carolina at Chapel Hill and a Juris Doctor degree from Vanderbilt University Law School.

Michael Chase Executive Vice President, and Chief Investment Officer Age: 50
Mr. Chase has served as our executive vice president since July 2022 and as our chief investment officer since 2020. Mr. Chase previously served as a senior vice president from 2011 to 2022. Prior to the formation of our company, Mr. Chase served as managing director for STAG Capital Partners, LLC from 2003 to 2011, where he was responsible for managing an acquisition team in the sourcing, underwriting, negotiating and closing of deals with a territory of approximately half the country. Mr. Chase was the vice president of acquisitions at Paradigm Properties from March 1999 to June 2002, where he was responsible for originating, underwriting, analyzing and closing new investments. Mr. Chase holds a Bachelor of Science degree from the University of Vermont.

BOARD OF DIRECTORS AND ITS COMMITTEES
Board of Directors
Our business is managed through the oversight and direction of the board. A majority of the board is “independent,” as determined by the board, consistent with the rules of the NYSE. The two members of the board who are not independent are our chief executive officer and executive chairman.
Board Meetings and Executive Sessions
Our directors stay informed about our business by attending meetings of the board and its committees and through supplemental reports and communications. In 2022, the board held seven meetings and each director attended at least 75% of the aggregate of the board meetings and his or her respective committee meetings. The board does not have a policy with respect to directors’ attendance at annual meetings of stockholders. Nevertheless, all of our directors attended the 2022 annual meeting of stockholders.
As required by the NYSE rules, the independent directors of the board regularly meet in executive session, without the presence of management or non-independent directors. Generally, these executive sessions follow after each quarterly meeting. In 2022, the independent directors of the board met in executive session without management present five times (at each quarterly meeting and one special meeting), the audit committee met in executive session without management present four times (at each quarterly meeting), the compensation committee met in executive session without management present three times (at two quarterly meetings and one special meeting), and the nominating and corporate governance committee met in executive session two times (at two quarterly meetings). Our lead independent director or independent chairman of the board, as applicable, presides over such independent, non-management sessions of the board. Executive sessions of the audit, compensation and nominating and corporate governance committees are presided over by the respective chairperson of each committee.
Director Independence
Under the enhanced corporate governance standards of the NYSE, at least a majority of our directors, and all of the members of the audit committee, compensation committee and nominating and corporate governance committee, must meet the test of “independence.” The NYSE standards provide that, to qualify as an “independent” director, in addition to satisfying certain bright-line criteria, the board must affirmatively determine that a director has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with the company). The board has affirmatively determined that each of Dr. Chin, Ms. Dilley and Messrs. Colbert, Furber, Guillemette, Jacoby, Marr and Weger satisfies the bright-line independence criteria of the NYSE and that none has a relationship with us that would interfere with such person’s ability to exercise independent judgment as a member of the board. Therefore, we believe that all of these directors, who constitute a majority of the board, are independent under the NYSE rules.
We have implemented procedures for interested parties, including stockholders, to communicate directly with our independent directors. We believe that providing a method for interested parties to communicate directly with our independent directors, rather than with the full board, would provide a more confidential, candid and efficient method of relaying any interested party’s concerns or comments. See “Corporate Responsibility—Other Corporate Governance Matters—Communication with the Board of Directors, Independent Directors and the Audit Committee.”
Board Committees
The board has established an investment committee, an audit committee, a compensation committee and a nominating and corporate governance committee and has adopted a written charter for each of these committees. Each of the audit committee, the compensation committee and the nominating and corporate governance committee is composed exclusively of independent directors, as required by and defined in the rules and listing qualifications of the NYSE and, with respect to the members of the audit committee, Rule 10A-3 promulgated pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange

Act”). Moreover, the compensation committee is composed exclusively of individuals intended to be, to the extent required by Rule 16b-3 of the Exchange Act, non-employee directors. The board may from time to time establish other committees to facilitate the management of our company. Matters submitted for approval by any one of our four committees must be approved by a majority of the directors on the committee who are present at a meeting at which there is a quorum or by unanimous written consent of the directors on that committee.
Director	Investment Committee	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Benjamin S. Butcher	Chair
Jit Kee Chin		•
Virgis W. Colbert			•	•
William R. Crooker	•
Michelle S. Dilley			•	•
Jeffrey D. Furber	•		Chair
Larry T. Guillemette		•	•
Francis X. Jacoby III	•	•		•
Christopher P. Marr		•		Chair
Hans S. Weger	•	Chair	•
Meetings Held in 2022	2	4	6	2
Investment Committee
The board has established an investment committee composed of five directors, three of whom are independent directors. The investment committee’s primary function is to review, evaluate and ultimately approve acquisitions and dispositions with an individual purchase or sale price of more than $50 million and up to $100 million, as well as development and redevelopment projects with a development cost of more than $25 million and up to $100 million. Proposed acquisitions, dispositions and development and redevelopment projects with an individual purchase or sale price or development cost of more than $100 million require approval by the board. The board, in its discretion, may change the investment committee’s authority to approve acquisitions, dispositions and development and redevelopment projects from time to time, including the dollar thresholds.
The investment committee has adopted a written charter that outlines certain specified responsibilities of the investment committee. A copy of the investment committee charter is available under “Corporate Governance” in the “Investor Relations” section of our website at www.stagindustrial.com.
Audit Committee
The board has established an audit committee, which is composed exclusively of independent directors. Four members of the audit committee, Messrs. Guillemette, Jacoby, Marr and Weger, qualify as audit committee financial experts, as defined by the SEC, and all members are financially literate and able to read and understand fundamental financial statements. The audit committee assists the board in overseeing, among other things:
•
our system of internal controls;

•
our accounting and financial reporting processes;

•
the integrity and audits of our consolidated financial statements;

•
our compliance with legal and regulatory requirements;

•
our risk exposures and policies to assess and manage risks (including financial risks);

•
the qualifications and independence of our independent auditors; and

•
the performance of our independent auditors and any internal auditors.

The audit committee also is responsible for engaging our independent public accountants, reviewing with the independent public accountants the plans and results of the audit engagement, approving professional services provided by the independent public accountants, reviewing the independence of the independent public accountants, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls. The audit committee has the power to investigate any matter brought to its attention within the scope of its duties and to retain counsel for this purpose where appropriate.
The audit committee has adopted a written charter that outlines certain specified responsibilities of the audit committee and complies with the rules of the SEC and the NYSE. A copy of the audit committee charter is available under “Corporate Governance” in the “Investor Relations” section of our website at www.stagindustrial.com.
Compensation Committee
The board has established a compensation committee, which is composed exclusively of independent directors. The principal functions of the compensation committee are to:
•
evaluate the performance and compensation of our chief executive officer;

•
review and approve the compensation and benefits of our executive officers and members of the board;

•
administer the 2011 Equity Incentive Plan, as well as any other compensation, stock option, stock purchase, incentive or other benefit plans;

•
produce an annual report on executive compensation for inclusion in our proxy statement after reviewing our compensation discussion and analysis;

•
oversee and monitor our executive officer and director compensation policies and practices, including our stock ownership guidelines for executive officers and non-management directors;

•
annually review and assess our compensation policies and practices to assess whether they could encourage unnecessary risk taking behavior, and discuss the relationship between risk management policies and practices, business strategy and compensation arrangements;

•
review and approve the adoption of, or revision to, any recoupment policy that permits or requires, under NYSE listing standards or otherwise, us to “clawback” incentive compensation received by employees and former employees or to cause the forfeiture of outstanding awards that have not yet been paid and/or vested; and

•
collaborate with the nominating and corporate governance committee on human capital management, which may include executive diversity, pay equity, inclusion, recruiting, retention, career development and succession planning.

The compensation committee is primarily responsible for establishing and implementing our compensation program and policies. To fulfill its responsibilities, the compensation committee may engage, oversee and provide appropriate funding for advisors and consultants to advise the committee on executive compensation matters.
The compensation committee has adopted a written charter that outlines certain specified responsibilities of the compensation committee and complies with the rules of the SEC and the NYSE. A copy of the compensation committee charter is available under “Corporate Governance” in the “Investor Relations” section of our website at www.stagindustrial.com.

Nominating and Corporate Governance Committee
The board has established a nominating and corporate governance committee, which is composed exclusively of independent directors. The principal functions of the nominating and corporate governance committee include:
•
seeking, considering and recommending to the full board qualified candidates for election as directors;

•
recommending a slate of nominees for election as directors at the annual meeting of stockholders;

•
annually recommending to the board nominees for each committee of the board;

•
annually facilitating the assessment of the board’s performance as a whole and of each committee and the individual directors;

•
reviewing and making recommendations on matters involving the general operation of the board and our corporate governance, including our ESG policies and practices (and related policies for tenants, communities and vendors);

•
reviewing our ESG risk oversight and management and related governance reporting; and

•
reviewing our performance metrics concerning ESG matters.

The nominating and corporate governance committee has adopted a written charter that outlines certain specified responsibilities of the nominating and corporate governance committee and complies with the rules of the SEC and the NYSE. A copy of the nominating and corporate governance committee charter is available under “Corporate Governance” in the “Investor Relations” section of our website at www.stagindustrial.com.
Compensation Committee Interlocks and Insider Participation
None of the members of the compensation committee is or has been employed by us. None of our executive officers currently serves, or in the past three years has served, as a member of the board or compensation committee of another entity that has one or more executive officers serving on the board or compensation committee. No member of the compensation committee has any other business relationship or affiliation with us other than his or her service as a director.
Board and Committee Evaluations
The board performs an annual performance evaluation, with each director performing a self-evaluation of his or her board and committee experiences. The nominating and corporate governance committee oversees the evaluation process and considers all methods of performing these evaluations. To assist the board in its 2022 performance evaluations, we engaged outside counsel to conduct one-on-one interviews of each director, which are designed, among other purposes, to identify any areas in which the board would be better served by adding new members with different skills, backgrounds or areas of experience. We believe using outside counsel fosters candor, facilitates participation in the evaluation process and enables individual assessments of each director. Generally, the evaluation process described below is managed by outside counsel with assistance from our corporate secretary and oversight by the chair of the nominating and corporate governance committee to ensure the process remains as thorough and transparent as possible. The board discusses the self-evaluation process each year to ensure the process remains relevant, thorough and transparent.

The board evaluations cover the following topics:

•
Organization and membership

•
Key responsibilities

•
Accountability and independence

•
Meetings, information and resources

Board Refreshment and Nomination Process
Board refreshment is important to our company. Before each annual meeting of stockholders, the nominating and corporate governance committee (i) assesses the composition and needs of the board as a whole, including with respect to diversity (and such matters are also the subject of full board discussions annually), (ii) rigorously evaluates all current directors, and (iii) considers the nomination of all directors whose terms expire at the next annual meeting of stockholders. The nominating and corporate governance committee also considers new candidates whenever there is a vacancy on the board or whenever a vacancy is anticipated due to a change in the size or composition of the board, a retirement of a director or for any other reason. In addition to considering incumbent directors, the nominating and corporate governance committee may identify director candidates based on recommendations from the directors and executive officers and may engage the services of third-party search firms to assist in identifying or evaluating director candidates.
The board considers director candidates based on a number of factors, including:
•
whether the board member will be “independent,” as such term is defined by the NYSE listing standards;

•
whether the candidate possesses the highest personal and professional ethics, integrity and values;

•
whether the candidate has demonstrated leadership ability, with broad experience, diverse perspectives and the ability to exercise sound business judgment;

•
whether the candidate has experience in areas important to the operations of our company;

•
whether the candidate has an inquisitive and objective perspective, practical wisdom and mature judgment; and

•
whether the candidate provides a diversity of viewpoints, background, experience and demographics as compared to the current members of the board.

Candidates also are evaluated based on their understanding of our business and willingness to devote adequate time to carrying out their duties. The nominating and corporate governance committee monitors the mix of skills, experience and background to assure that the board has the necessary composition to effectively perform its oversight function. While diversity characteristics of a candidate are just one of several factors considered by the committee when evaluating director candidates, we believe that diversity is a valuable component of an effective and dynamic board and will continue to make diversity an integral part of the board’s search for future directors. See “Corporate Responsibility—Corporate Governance and Ethical Business Practices—Enhancing Board Diversity” below. In general, a candidate will neither be included nor excluded from consideration solely based on his or her diversity traits. The nominating and corporate governance committee conducts regular reviews of current directors in light of the considerations described above and their past contributions to the board. The board reviews the effectiveness of its director nominating policies annually.
The nominating and corporate governance committee will consider appropriate nominees for directors whose names are submitted in writing by a stockholder of our company. Director candidates submitted by our stockholders will be evaluated by the nominating and corporate governance committee on the same basis as any other director candidates. We did not receive any nominations of directors by stockholders for the 2023 annual meeting. Nominations must be addressed to STAG Industrial, Inc., One Federal Street, 23rd Floor, Boston, Massachusetts, 02110, Attention: Jeffrey M. Sullivan, Corporate Secretary, indicating the nominee’s qualifications and other relevant biographical information and providing confirmation of the nominee’s consent to serve as director, if elected. To be considered for the next annual election of directors, any such written request must comply with the requirements set forth in our bylaws and below under “Other Matters—Stockholder Proposals.”
Board Leadership
The board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure to provide independent oversight of management. The board understands that there is no single, generally accepted approach to providing board leadership and the right board leadership structure may vary as circumstances warrant. Consistent with this understanding, our independent directors consider the board’s leadership structure on an annual basis.
The board annually elects a chairman of the board, who may or may not be our chief executive officer. Since our formation in 2010, Mr. Butcher has served as our chairman of the board. Pursuant to our previously announced management succession plan, on July 1, 2022, Mr. Butcher was appointed executive chairman of the board and Mr. Crooker was appointed chief executive officer and joined the board. As executive chairman of the board, Mr. Butcher’s responsibilities include managing the business of the board, regularly consulting with Mr. Crooker on key corporate matters and liaising between the board and the management team. On June 30, 2023, Mr. Butcher will complete his term and retire as executive chairman. Subject to re-election at the annual meeting, effective as of July 1, 2023, the board expects that (i) Mr. Butcher will continue to serve on the board as a non-management director and (ii) Mr. Guillemette, our current lead independent director, will become the chairman of the board.
If the chairman of the board is not an independent director, the board will annually elect a non-management and independent director to serve in a lead capacity, to coordinate the activities of the other non-management and independent directors and to perform any other duties and responsibilities that the board may determine are advisable. Although this position is elected annually, it is generally expected that he or she will serve for more than one year. Mr. Guillemette has served as our lead independent director since 2015. The responsibilities of the lead independent director include (i) serving as liaison between the chairman and the independent directors, (ii) reviewing the type of information sent to the board, (iii) reviewing, in consultation with the chairman and others, agendas and board meeting schedules to determine whether sufficient time is allocated to agenda items, and (iv) holding the authority to call meetings of the independent directors.
In considering its leadership structure, the board has taken a number of factors into account. The board, which consists of a majority of independent directors (eight of the 10 members), exercises a strong, independent oversight function. This oversight function is enhanced by the audit, compensation and nominating and corporate governance committees being comprised entirely of independent directors. A number of board and committee processes and procedures, including regular executive sessions of independent directors and a regular review of our executive officers’ performance, provide substantial independent oversight of our management’s performance. Finally, under our bylaws and corporate governance guidelines, the board has the ability to change its structure, should that be deemed appropriate and in the best interest of our company and our stockholders. The board believes that these factors provide the appropriate balance between the authority of those who oversee our company and those who manage it on a day-to-day basis.

The chairman of the board presides over all meetings of the stockholders and the board as a whole. The chairman performs such other duties, and exercises such powers, as from time to time shall be prescribed in our bylaws or by the board.
Our lead independent director presides over all meetings of the board where the chairman is not present, including executive sessions of the independent directors.
Director Resignation Policy
We have a majority voting standard for uncontested election of directors and a plurality standard for elections in which the number of director nominees exceeds the number of directors to be elected. Pursuant to our bylaws, director nominees in uncontested elections of directors will be elected by the vote of a majority of the votes cast with respect to the director, which means that the number of votes cast for a director must exceed the number of votes cast against the director.
Our corporate governance guidelines require incumbent director nominees who fail to receive a majority of the votes cast to submit promptly a written offer to resign from the board. The nominating and corporate governance committee will make a recommendation to the board on whether to accept or reject the resignation. Taking into account the recommendation of the nominating and corporate governance committee, the board will determine whether to accept or reject any such resignation within 90 days after the certification of the voting results, and we will report such decision in a current report on Form 8-K furnished to the SEC. A copy of our corporate governance guidelines is available under “Corporate Governance” in the “Investor Relations” section of our website at www.stagindustrial.com.
Role of the Board in Risk Oversight
Overview
While risk management is primarily the responsibility of our senior management team, the board plays an active role in overseeing our risk management processes and controls. The board administers this oversight function directly, with support from the audit committee, the compensation committee and the nominating and corporate governance committee, each of which addresses risks specific to their respective areas of oversight. While the committees assume responsibilities to evaluate certain risks and oversee management’s plan regarding such risks, the full board keeps itself regularly informed regarding such risks through committee and management reports.

BOARD OF DIRECTORS

One of the key functions of the board is informed oversight of our risk management process. The full board has primary responsibility for overseeing and evaluating:
•
Strategic and operational risk management

•
Information security risks (see “—Information Security” below)

•
Management and board succession planning (see “—Management Succession Plans” below)

In addition, as discussed above under “—Board and Committee Evaluations,” the board conducts an annual self-evaluation in order to evaluate its performance for the purpose of improving board and committee processes and effectiveness.

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee

•
Financial risks, including our guidelines and policies to govern the process by which risk assessment and management is undertaken

•
Compliance with legal and regulatory requirements

•
Internal audit function

• Risks related to our compensation policies and practices, including whether any compensation policies and practices has the potential to encourage excessive risk taking
•
Corporate governance risks, including our corporate governance guidelines to prevent illegal or improper liability-creating conduct

•
ESG risks, including environmental sustainability risks, corporate social responsibility and related governance reporting

SENIOR MANAGEMENT TEAM
Our senior management team reviews and prioritizes significant risks, allocates resources for mitigation and provides the board or the applicable board committee with regular reports on potential risks, including our primary strategic, operational, information security, ESG, human resources, financial, legal, REIT and regulatory risks, and the measures we are taking to mitigate such risks.
Information Security Risks	Disclosure Risks	Environmental Risks
Our chief financial officer, to whom our data analytics and technology team reports, and our general counsel, to whom our information technology team reports, present an information security update at selected quarterly board meetings. Aspects of information security are reviewed through internal audit. See “—Information Security” below.	Our disclosure committee, consisting of certain executives and senior employees, reports to our chief financial officer and meets at least quarterly to ensure the accuracy, completeness and timeliness of our disclosure statements and to evaluate the effectiveness of our disclosure controls and procedures.	Our senior vice president—construction/sustainability, who reports to our general counsel with respect to ESG matters, is responsible for identifying, implementing and monitoring sustainability initiatives across our portfolio. In cooperation with our legal team, he is also responsible for monitoring, assessing and insuring our portfolio against environmental risks.

Information Security
As discussed above, the board has the primary responsibility for overseeing our information security risk management. We use third-party experts to review and test our information security systems, including regular penetration tests of our network. We also use third-party systems to monitor our information security continually. We maintain a cybersecurity insurance policy, and we conduct mandatory information security training for all employees several times a year and regularly test our employees for information security awareness and adherence to our information security recommendations.
To our knowledge, we have not experienced an information security breach in the last three years or otherwise.
Management Succession Plans
The board oversees the recruitment, development and retention of executive talent and reviews or discusses our management succession plans at least annually. Management succession is generally discussed throughout the year with the chief executive officer at board meetings and in executive sessions. Management succession discussions generally focus on the chief executive officer and other senior executive roles, but also include broader discussions about our employee workforce. The board has regular and direct exposure to senior leadership and high-potential employees at board meetings held throughout each year. Pursuant to our previously announced management succession plan, on July 1, 2022, Mr. Butcher was appointed executive chairman of the board and Mr. Crooker was appointed chief executive officer and joined the board. During the next few months, Mr. Butcher worked closely with Mr. Crooker on his transition to chief executive officer. In addition, in connection with the management succession plan, the board (i) promoted Mr. Pinard to serve as our executive vice president, chief financial officer and treasurer, effective as of January 10, 2022, (ii) promoted Mr. Chase to serve as our executive vice president, in addition to his role as our chief investment officer, effective as of July 1, 2022, and (iii) recently appointed Mr. Kimball to serve as our executive vice president—real estate operations, subject to his commencement of employment. Effective as of December 31, 2022, Mr. Mecke, our former executive vice president and chief operating officer, retired. The board has framed and continues to evolve plans with an adaptable timeframe for orderly management succession of other key positions.
In addition, in order to minimize the potential disruption to our company upon the unexpected resignation, termination, death, disability or other form of absence of our chief executive officer, the board has approved a chief executive officer emergency succession policy (the “CEO Emergency Succession Policy”). The CEO Emergency Succession Policy is general in nature and is intended to provide the board and the nominating and corporate governance committee with contingency procedures upon a sudden succession of our chief executive officer.
Board Compensation for 2022
The compensation committee is responsible for reviewing the compensation of our non-management directors and may revise director compensation in its discretion. If a director is also one of our officers, we will not pay any compensation for services rendered as a director. Non-management director compensation in 2022 consisted of an annual cash fee and an annual grant of equity for services as a director and an additional annual cash fee for each of the lead independent director, the chair of the audit committee, the chair of the compensation committee and the chair of the nominating and corporate governance committee in amounts set forth in the table below. All members of the board are reimbursed for their costs and expenses in attending board meetings.

Position Held	Annual Cash Fee(1)	Annual Equity Grant(2)
Non-Management Director	$55,000	$110,000
Lead Independent Director	$25,000	—
Audit Committee Chair	$20,000	—
Compensation Committee Chair	$15,000	—
Nominating and Corporate Governance Committee Chair	$15,000	—

(1)
Our directors have the option to receive fees in shares of common stock rather than in cash. The value of such shares of common stock is based on the 10-day average closing price of our common stock determined three days prior to the quarterly fee payment date. All of our independent directors elected to receive shares of our common stock in lieu of cash for payment of the fees payable to them in 2022.

(2)
Represents the value of the 2022 annual grant of equity at the time of grant. Any non-management director who joins the board in the future receives an initial grant of LTIP units upon the commencement of his or her service. The LTIP units granted annually vest on January 1 of the following year, subject to the recipient’s continued service as a director. LTIP units can be converted to common units of our operating partnership, STAG Industrial Operating Partnership, L.P. (our “operating partnership”), on a one for one basis once a material equity transaction has occurred that results in the accretion of the member’s capital account to the economic equivalent of the common unit.

The following table summarizes the compensation that we paid to our non-management directors in 2022:
2022 Director Compensation Table
Name	Fees Earned(1)	Stock Awards(2)(3)	Total
Jit Kee Chin	$55,000	$110,013	$165,013
Virgis W. Colbert	$55,000	$110,013	$165,013
Michelle S. Dilley	$55,000	$110,013	$165,013
Jeffrey D. Furber	$70,000	$110,013	$180,013
Larry T. Guillemette	$80,000	$110,013	$190,013
Francis X. Jacoby III	$55,000	$110,013	$165,013
Christopher P. Marr	$70,000	$110,013	$180,013
Hans S. Weger	$75,000	$110,013	$185,013

(1)
All of our independent directors elected to receive shares of our common stock in lieu of cash for payment of the fees payable to them for their service in 2022. The aggregate numbers of shares of common stock earned by the independent directors for their service in 2022 were as follows: Dr. Chin, 1,680; Mr. Colbert, 1,680; Ms. Dilley, 1,680; Mr. Furber, 2,137; Mr. Guillemette, 2,444; Mr. Jacoby, 1,680; Mr. Marr, 2,137; and Mr. Weger, 2,292. These shares were issued based on the calculation previously disclosed in this proxy statement and are not indicative of the fair market value on the date the directors received the shares.

(2)
As of December 31, 2022, each of Dr. Chin, Ms. Dilley and Messrs. Colbert, Furber, Guillemette, Jacoby, Marr and Weger held an aggregate of 2,615 unvested LTIP units. As of December 31, 2022, the aggregate number of LTIP units held by each independent director was as follows: Dr. Chin, 9,563; Mr. Colbert, 30,081; Ms. Dilley, 17,321; Mr. Furber, 45,222; Mr. Guillemette, 45,222; Mr. Jacoby, 45,222; Mr. Marr, 37,812; and Mr. Weger, 45,222.

(3)
Represents 2,615 LTIP units granted to each of Dr. Chin, Ms. Dilley and Messrs. Colbert, Furber, Guillemette, Jacoby, Marr and Weger on January 10, 2022. The dollar value is computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification 718, Compensation—Stock Compensation (“ASC Topic 718”). See Note 7 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2022, for a discussion of our accounting of LTIP units and the assumptions used. The grant date fair value of each award granted on January 10, 2022 was $42.07.

CORPORATE RESPONSIBILITY
We have a robust corporate responsibility program that incorporates ESG initiatives into our overall business, investment and asset management strategies to increase both the sustainability and the value of our portfolio. During 2022, we continued to enhance and refine our corporate responsibility program and related initiatives.
To provide a board-guided leadership structure to oversee and drive our ESG initiatives, the charter of the nominating and corporate governance committee sets forth certain board oversight responsibilities, including (i) reviewing and making recommendations on our ESG policies and practices (and related policies for tenants, communities and vendors), (ii) reviewing our ESG risk oversight and management and related governance reporting and (iii) reviewing our performance metrics concerning ESG matters. For more information, see “Board of Directors and Its Committees—Board Committees—Nominating and Corporate Governance Committee” and “—Role of the Board in Risk Oversight” above.
In December 2021, we published our inaugural Sustainability Report, which includes information regarding our ESG policies and programs, historic results and performance targets, including a long-term GHG reduction goal as approved by the Science-Based Targets Initiative (SBTi). Our Sustainability Report and our board-approved ESG policies and practices, including an Environmental Sustainability Policy, a Human Rights Policy and a Vendor Code of Conduct, each of which is discussed in more detail below, are available under the “Corporate Responsibility” section of our website at www.stagindustrial.com.
Environmental Sustainability
2022 Environmental Sustainability Overview
As the long-term owner of industrial buildings, we have a vested interest in making investments and working with our tenants to create a portfolio of industrial buildings with modern sustainable features that will continue to meet tenant demand and help our tenants run their operations as efficiently as possible. While our tenants maintain operational control of the properties under triple-net leases, we seek to (i) identify, assess and manage environmental risks and opportunities at our properties, (ii) collaborate with our tenants on sustainable strategies to optimize property performance and (iii) partner with our tenants to improve the efficiency of our properties through the implementation of environmentally focused practices and solutions. We have made progress on environmental issues in four primary areas:
(1)
Energy Savings—With respect to our investments to garner energy savings, we are working with our tenants to accelerate the replacement of inefficient equipment, including modernization of lighting and HVAC equipment, and, in doing so, generate significant electrical and natural gas cost savings, decrease resource consumption and increase the value of and return on our properties. These cost savings initially accrue to the tenants under our triple-net leases, but will make our buildings more competitive and attractive to potential tenants when exposed to market conditions in future lease negotiations. In addition, when one of our buildings becomes vacant, we advance these cost-saving modernization efforts on our own initiative.

(2)
Alternative Energy—With respect to alternative energy systems, the most promising technology for local power generation at our industrial sites is solar (photovoltaic). We have been aggressively pursuing solar panel installations in the states that are most receptive to these installations.

(3)
Energy Consumption—With respect to energy consumption, through the terms in our standard lease agreement, we are working with our tenants to develop more transparency in the energy consumption at our buildings. In 2020, we were recognized by the Institute for Market Transformation as a Green Lease Leader at the “Gold” level. We achieved this recognition by modifying our standard form of lease to require sharing of tenant utility usage so that we can identify those of our buildings that are outliers with respect to energy consumption. Our capital decisions are then prioritized based on where deployment would yield maximum utility savings.

(4)
Reflective Roofing—With respect to the conversion of our portfolio from non-reflective to reflective roofing, we continue to use white membranes in the majority of our re-roof projects.

These white, or cool, roofs reflect sunlight and reduce the heat load on our buildings, which allows our tenants to keep the buildings at comfortable temperatures while minimizing utility usage.
2022 Environmental Sustainability Highlights
During 2022, we enhanced our environmental programs and achieved the following milestones and accomplishments:
New Software Platform

•
In May 2022, we announced our deployment of WatchWire’s Sustainability & Energy Management Software to aggregate utility data for our portfolio. Through the software, we will track our efforts to optimize and reduce resource consumption (electricity, gas and water) and GHG emissions, which will over time provide more thorough accounting of our Scope 3 portfolio GHG emissions and allow us to allocate capital to the most impactful improvements within the portfolio. We also expect the software will facilitate integrations with the U.S. Environmental Protection Agency’s ENERGY STAR Portfolio Manager, GRESB and the CDP (formerly known as the Carbon Disclosure Project).

GRESB “A” Score

•
In October 2022, we announced that we had achieved a 2022 public disclosure assessment score of “A” from GRESB, which is an entity that provides a ranking system to evaluate and compare ESG efforts in the real estate industry. This “A” score is our highest score since being ranked and compares favorably to the average score of “B” for all companies, globally, rated by GRESB and to the average score of “C” for the 10 industrial real estate companies in our GRESB comparison group. As of December 2022, we were ranked second out of the 10 industrial real estate companies rated by GRESB in its public disclosure assessment.

•
The improved score triggered a sustainability-related interest rate reduction of two basis points for our unsecured revolving credit facility and certain unsecured term loans, effective October 17, 2022 through June 29, 2024.

Solar Panel Installations

•
We pursue solar energy opportunities in our portfolio nationwide and have executed contracts for solar development or leasing in multiple states. As of December 31, 2022, our properties hosted or were undergoing construction for solar projects with more than 30.4 megawatts capacity in aggregate and we had identified up to 40 additional projects that we are vetting over the next two years.

Reflective Roofing

•
Since 2015, the majority of our roof replacements utilized reflective roofing, which typically is a white membrane that reflects sunlight and reduces building heat load and utility consumption. As of December 31, 2022, approximately 48% of our buildings benefited from reflective roofing.

Lighting Conversions

•
As of December 31, 2022, we had fluorescent or LED lighting systems in more than 91% of our portfolio. Since 2015, we have replaced less efficient lights with LED systems in more than 22.7 million square feet of our portfolio.

Environmental Sustainability Policy
The board has adopted an Environmental Sustainability Policy, which outlines our practices regarding understanding environmental risks and opportunities in our business and promoting greater tenant engagement and awareness and responsibility among our employees. A copy of our Environmental Sustainability Policy is available under the “Corporate Responsibility” section of our website at www.stagindustrial.com.
Tenant Engagement on Environmental Policies
With respect to the properties in our existing portfolio, we are committed to appropriate environmental stewardship, monitoring the performance of our responsible investments and measuring our progress toward improving the environmental footprint of our properties through the implementation of targeted environmental efficiency projects and equipment upgrades, such as solar panel systems and LED lighting. Each year, we conduct a tenant survey to provide an opportunity for tenants to provide feedback on their properties that they did not communicate during our physical visits each year. We also use the survey as an opportunity to remind tenants that we are willing to finance capital improvements that lead to energy savings and to promote our capital investment program, where we invest additional capital in the building and, to pay for the project, receive monthly payments from the tenant that are less than or equal to the monthly savings realized through execution of the project. This program allows for a more efficient building at similar or reduced monthly operational cost.
Environmental Considerations in Investment Decisions
We are a growth-oriented company, and much of our growth comes from acquisitions. Accordingly, we believe our environmental strategies are most effective if they influence how we price and purchase a building, rather than being restricted to incremental improvement of already-owned real estate. We employ responsible investing practices as part of our acquisition due diligence process. Where feasible, in considering potential acquisitions, we evaluate and underwrite building systems, equipment and technologies that improve efficiency and conserve natural resources.
Social Responsibility and Human Rights
We are committed to good corporate citizenship. This commitment to social responsibility and human rights extends to all, including employees, tenants, communities, investors, suppliers and visitors. Our mission is to extend our financial resources, time and core values and principles to improve our communities and to provide a work environment that attracts, develops and retains high-performing individuals and that treats employees with dignity and respect.
Human Rights Policy
To evidence our commitment to maintaining a work environment where every employee is treated with dignity and respect, is free from discrimination and harassment, and is allowed to devote their full attention and best efforts to performing their job to the best of their respective abilities, the board has adopted a Human Rights Policy. This policy solidifies our core principles regarding equal opportunity, competitive compensation, ethical behavior, workplace safety, open and risk-free communication and legal compliance. These commitments align seamlessly with our pledge to provide a work environment that attracts, develops and retains top talent by affording our employees an engaging work experience that allows for career development and opportunities for meaningful civic involvement. A copy of our Human Rights Policy is available under the “Corporate Responsibility” section of our website at www.stagindustrial.com.
Employee Engagement
We continually assess and strive to enhance employee satisfaction and engagement. Since our initial public offering in 2011, our employee headcount has increased from 26 employees to 93 employees at year-end 2022, an increase of approximately 258%, while maintaining a low attrition rate. Our 93 employees as of December 31, 2022, have an average tenure of approximately six years.

We recognize that our employees, more than any other stakeholder, best understand our employee engagement and culture. Since 2018, we have participated or conducted external and internal employee surveys that provided employees an opportunity to share their perspectives on what is and is not working within our organization. For example, we have participated in a third-party survey of our employees designed to identify opportunities for improving employee engagement and business success. The results of the survey included benchmarking scores against comparably-sized businesses. In addition, we previously conducted an internally-developed survey of our employees centered on culture (as opposed to engagement). We created the survey based on professional frameworks to assess how our employees view our culture by archetype and gain insight on what makes certain employees successful. The results of this survey helped us better understand employee morale, satisfaction and engagement and have informed our strategies for improving our culture and communications with employees.
Diversity and Inclusion
We offer equal employment opportunities to all of our employees and seek to foster a diverse and vibrant workplace with employees who possess a broad range of experiences, backgrounds and skills. We are committed to promoting diversity and inclusion within our company culture and throughout our operations. We believe diversity in the workplace contributes to a more positive and inclusive environment. We are further committed to creating a respectful environment in which our employees can flourish. As part of that commitment, we endeavor to maintain a workplace free from discrimination and harassment on the basis of race, color, religion, creed, gender, gender identity or expression, sexual orientation, genetic information, national origin, ancestry, age, disability, military or veteran status, and political affiliation or activities, among others. We conduct training to prevent discrimination and harassment and monitor and address employee conduct.
Employee Compensation and Benefit Programs
We are committed to compensating our employees at competitive industry rates while, at the same time, monitoring our compensation programs to ensure that we are continuously attracting and retaining top talent. We also provide our employees with highly competitive health and wellness benefits, including medical, dental, vision, life and short-term disability insurance, with the premiums therefor entirely paid by us. We also offer flexible spending accounts for medical care, a program to pay commuting and office parking costs with pre-tax income and a competitive vacation policy, including paid holidays, personal time off and a variety of leave benefits.
Employee Training and Development
We believe that our employees’ training and development is critical to our long-term success. Our employees are offered regular opportunities to participate in personal growth and professional development programs and social or team building events. We believe that developing our employees through skill building, mentorship and educational opportunities fosters a more collaborative and sustainable work environment. We also recognize the importance of preparing employees for upward mobility and ensuring employees are capable of assuming other roles and responsibilities within the organization. We seek to identify and develop future leaders within our company and periodically review with our chief executive officer and the board the identity, skills and characteristics of those persons who could succeed to senior and executive positions. For additional information on our management succession plans, see “Board of Directors and Its Committees—Role of the Board in Risk Oversight—Management Succession Plans” above.
Corporate Donations and Volunteering
We strive to collaborate with local non-profit organizations that provide opportunities to inspire and empower children and young adults. Our employees demonstrate their personal commitment by volunteering time and resources into these organizations that we believe will help children and young adults realize their potential and make an impact to future generations.

During 2022, we continued to support several local and national charities with a focus on child welfare, youth empowerment, equality and social justice:
Charitable Action Committee

•
We established the CAC to promote quality interaction with our local community in Boston. The CAC is funded by our company and managed by volunteer employees with differing seniorities and responsibilities. We support several local and national charities, through a combination of financial support (both direct and employee matching) and volunteer activities (such as food and clothing distribution, habitat improvement, etc.), with a focus on supporting children, young adults, equality and social justice.

Charitable Action Fund

•
As an expression of our commitment to good corporate citizenship, we established the Charitable Action Fund in cooperation with the Boston Foundation. The Charitable Action Fund supports our social responsibility endeavors, including promoting equality and inspiring children and young adults—particularly those at risk—to realize their potential and benefit future generations. The Charitable Action Fund was formed to be the predominant channel for our monetary charitable giving and augments our ongoing company-wide volunteer programs. The Charitable Action Fund is a donor advised fund sponsored by the Boston Foundation, which is a non-profit organization qualified under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Code”). Our executive officers oversee the Charitable Action Fund, in conjunction with the CAC.

More information about our corporate donations and volunteer activities is available under “Social Responsibility” in the “Corporate Responsibility” section of our website at www.stagindustrial.com.

Corporate Governance and Ethical Business Practices
Corporate Governance Overview
We have structured our corporate governance in a manner we believe closely aligns our interests with those of our stockholders. Notable features of our corporate governance structure include the following:
Annual election of directors to the board	✔
Majority voting standard for the election of directors (with a director resignation policy)	✔
Regular executive sessions of independent directors	✔
Independent board; eight of our 10 directors are “independent” under NYSE rules	✔
Designation of an independent chair or lead independent director	✔
All members of the audit, compensation and nominating and corporate governance committees are “independent” under NYSE rules	✔
Four of the five members of the audit committee qualify as “audit committee financial experts” as defined by the SEC	✔
Diverse board; two of our directors are women, one of whom is Asian, and one of our directors is Black/African American	✔
Annual board, committee and director self-evaluations, assisted by outside counsel	✔
Regular board review of management succession plans	✔
Stockholder ability to amend bylaws	✔
No stockholder rights plan (i.e., “poison pill”) without stockholder approval or ratification	✔
Opted out of Maryland control share acquisition and business combination statutes and may not opt back in without stockholder approval	✔
Robust stock ownership guidelines for executive officers and non-management directors	✔
Anti-hedging and anti-pledging policies	✔
Code of business conduct and ethics for employees and directors	✔
For more information about the board and its committees, including board elections, board leadership, director independence and board policies related to annual self-evaluations and oversight of risk management, see “Board of Directors and Its Committees” above.
Vendor Code of Conduct
We encourage all our vendors to join our commitment to moral and ethical standards in conducting their businesses, and to refrain from engaging in or tolerating any unethical, improper or immoral business practices, including, but not limited to, bribery, corruption, extortion, fraud or misrepresentation. To promote that effort, the board has adopted a Vendor Code of Conduct, which sets vendor standards for fair and ethical business practices, safe labor conditions, respect for human rights and environmental stewardship. A copy of our Vendor Code of Conduct is available under the “Corporate Responsibility” tab of our website at www.stagindustrial.com.
Stockholder Engagement
Our management team participates in an active stockholder engagement process each year:
We provide institutional investors with many opportunities and events to provide feedback directly to our management team throughout the year, including formal events, one-on-one sessions and group meetings. During 2022, our management team attended (in-person and virtually) six investor conferences and numerous other individual investor meetings, where they met with more than 95 institutional investors. These meetings covered a range of topics, including our financial condition and results of operations, our investment, finance and operation strategies, our stock price performance, economic, industry and market trends, our ESG and executive compensation policies and other matters. In addition to, and apart from, our regular investor meetings, we speak exclusively about our ESG and executive compensation policies with a number of our investors each year.
We engage with stockholders throughout the year in order to:
•
provide visibility and transparency into our business, performance and corporate practices;

•
hear from our stockholders about issues that are important to them and their expectations for our company; and

•
assess emerging issues that may affect our business, inform our decision making, enhance our public disclosures and help shape our practices.

Our management team recognizes the benefits that come from this dialogue with our stockholders. Stockholder feedback is thoughtfully considered and has led to modifications in our ESG practices, executive compensation program and public disclosures.
Enhancing Board Diversity
We are committed to diversity and recognize the benefits of having a diverse board. We view increasing diversity at the board level as essential to maintaining our competitive advantage and supporting the attainment of our strategic objectives. Not only does diversity promote the inclusion of different perspectives and ideas, and ensure that we have the opportunity to benefit from all available talent, but the promotion of a diverse board also makes prudent business sense and makes for better corporate governance. We believe that a truly diverse board will include and make good use of differences in the skills, regional and industry experience, background, race, gender, cultural and other distinctions between directors. These differences are considered in determining the optimum composition of the board. All board appointments are based on merit, in the context of the skills, experience, independence and knowledge which the board as a whole requires to be effective. As part of the annual performance evaluation of the effectiveness of the board, board committees and individual directors (described above under “Board of Directors and Its Committees—Board and Committee Evaluations”), the nominating and corporate governance committee considers the balance of skills, experience, independence and knowledge of our company, the diversity representation of the board, including gender, ethnicity and race, how the board works together as a unit, and other factors relevant to its effectiveness.
Stock Ownership Guidelines
The compensation committee monitors the stock ownership guidelines that apply to all of our executive officers and non-management directors. The stock ownership guidelines require that our executive officers and non-management directors own qualified securities as follows:
Stock Ownership Guidelines
Chief Executive Officer	•	•	•	•	•	•	6x base salary
Other Executive Officers	•	•	•				3x base salary
Non-Management Directors	•	•	•	•	•		5x annual cash retainer
Qualified securities include common stock, preferred stock, common units and LTIP units, whether owned directly or indirectly. Newly appointed executive officers and non-management directors will have up to five years to comply with the stock ownership guidelines. As of the date hereof, all of our executive officers and non-management directors are in compliance with the stock ownership guidelines.
Prohibition Against Hedging and Pledging
Our insider trading policy prohibits our officers, directors, employees and their respective family members from, among other prohibited activities, engaging in short-term, speculative and other transactions in our securities that may lead to inadvertent violations of insider trading laws, including (i) directly or indirectly engaging in strategies using puts, calls, equity swaps or other derivative securities on an exchange or in any other market in order to hedge or offset any decreases in the market value of any directly or indirectly owned securities of the company, (ii) engaging in short sale or forward sale transactions or any short-term, speculative or other transactions in our securities that may lead to inadvertent violations of insider trading laws and (iii) pledging our securities as collateral for a loan or otherwise using our securities to secure a debt, including through the use of traditional margin accounts with a broker.
Other Corporate Governance Matters
Code of Business Conduct and Ethics and Corporate Governance Guidelines
We have adopted a code of business conduct and ethics and corporate governance guidelines that apply to all of our executive officers and employees and each member of the board. The corporate governance guidelines provide the framework for the governance of our company and represent the board’s current views with respect to selected corporate governance issues considered to be of significance to our stockholders. The corporate governance guidelines direct the board’s actions with respect to, among other things, board composition and director qualifications, selection of our chief executive officer, chairman of the board and lead independent director, composition of the board’s standing committees, director resignation policy, executive sessions, stockholder communications with the board, management succession planning and the board’s annual performance evaluation.

Within the time period required by the SEC, we will disclose on our website any amendment to the code of business conduct and ethics and any waiver applicable to any director, executive officer or senior financial officer of any provision of the code of business conduct and ethics that would otherwise be required to be disclosed under the rules of the SEC or the NYSE.
Copies of the code of business conduct and ethics and corporate governance guidelines are available under “Corporate Governance” in the “Investor Relations” section of our website at www.stagindustrial.com. Copies of such documents are also available in print to any stockholder who requests them. Requests should be sent STAG Industrial, Inc., One Federal Street, 23rd Floor, Boston, Massachusetts, 02110, Attention: Jeffrey M. Sullivan, Corporate Secretary.
Related Party Transactions
The board has adopted a policy for the review and approval of related party transactions requiring disclosure under Rule 404(a) of Regulation S-K promulgated by the SEC. The policy provides that the nominating and corporate governance committee is responsible for reviewing and approving or disapproving all related party transactions, including any transaction, arrangement or relationship in which (i) the amount involved may be expected to exceed $120,000 in any fiscal year, (ii) we will be a participant and (iii) a “related person” has a direct or indirect material interest. A “related person” is defined as an executive officer, director or nominee for election as director, or a greater than 5% beneficial owner of our common stock, or an immediate family member of the foregoing. See “Certain Relationships and Related Party Transactions.”
Conflicts of Interests
Our code of business conduct and ethics expressly prohibits the continuation of any conflict of interest by an employee, officer or director except under guidelines approved by the board. Our policies provide that any transaction involving us in which any of our directors or officers has a material interest must be approved by a vote of a majority of our disinterested directors. Our code of business conduct and ethics requires any employee, officer or director to report any actual conflict of interest to our compliance officer, who will then seek guidance from the board. In addition, our corporate governance guidelines require that each member of the board consult the chairman of the board in advance of accepting an invitation to serve on another company’s board should there be a possible conflict and notify the nominating and corporate governance committee in writing of the outcome. Because the facts and circumstances regarding potential conflicts are difficult to predict, the board has not adopted a written policy for evaluating conflicts of interests. If a conflict of interest arises, the board will review, among other things, the facts and circumstances of the conflict, our applicable corporate governance policies, the effects of any potential waivers of those policies, applicable state law and applicable NYSE rules, and will consider the advice of counsel before making any decisions regarding the conflict.
Communication with the Board of Directors, Independent Directors and the Audit Committee
The board may be contacted by any party via mail or e-mail at the addresses listed below:
Board of Directors
STAG Industrial, Inc.
One Federal Street, 23rd Floor
Boston, Massachusetts 02110
boardofdirectors@stagindustrial.com
We believe that providing a method for interested parties to communicate directly with our independent directors, rather than to the full board, would provide a more confidential, candid and efficient method of relaying any interested party’s concerns or comments. The presiding director of independent executive sessions of directors is the lead independent director or independent chairman of the board, as applicable, and may be contacted by any party via mail or e-mail at the addresses listed below:
Lead Independent Director / Independent Chairman of the Board
STAG Industrial, Inc.
One Federal Street, 23rd Floor
Boston, Massachusetts 02110
leadindependentdirector@stagindustrial.com

The audit committee has adopted a process for anyone to send communications to the audit committee with concerns or complaints concerning our regulatory compliance, accounting, audit or internal controls. The audit committee may be contacted by any party via mail or e-mail at the addresses listed below:
Chair
Audit Committee
STAG Industrial, Inc.
One Federal Street, 23rd Floor
Boston, Massachusetts 02110
auditcommittee@stagindustrial.com
Alternatively, anyone may call our whistleblower hotline toll-free at (877) 472-2110. A copy of our whistleblower policy is available under “Corporate Governance” in the “Investor Relations” section of our website at www.stagindustrial.com.
Relevant communications are distributed to the board, or to any individual director or directors, as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, the board has requested that certain items that are unrelated to the duties and responsibilities of the board should be excluded or redirected, as appropriate, including, among others, business solicitations or advertisements, junk mail, spam, surveys and other mass mailings, and resumes and other forms of job inquiries. In addition, material that is unduly hostile, threatening, potentially illegal or similarly unsuitable will be excluded; however, any communication that is excluded will be made available to any outside director upon request.

EXECUTIVE OFFICER COMPENSATION DISCUSSION AND ANALYSIS
This section discusses the principles underlying the material components of our compensation program for our executive officers who are named in the “Summary Compensation Table” below and the factors relevant to an analysis of our compensatory policies and decisions. The name and current title of each of our “named executive officers” for 2022 are set forth below:
•
William R. Crooker, President and Chief Executive Officer

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Benjamin S. Butcher, Executive Chairman

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Matts S. Pinard, Executive Vice President, Chief Financial Officer and Treasurer

•
Jeffrey M. Sullivan, Executive Vice President, General Counsel and Secretary

•
Stephen C. Mecke, Executive Vice President and Chief Operating Officer (until December 31, 2022)

Executive Summary
2022 Business and Financial Performance Highlights
During 2022, we continued to deliver strong operating and financial results, while creating significant long-term value for our stockholders. Key highlights include the following:
Our acquisition platform and process create significant external growth.

•
Since our initial public offering in 2011, as of December 31, 2022, we have deployed approximately $7.4 billion of capital, representing the acquisition of 587 buildings totaling approximately 118.7 million rentable square feet.

•
During 2022, we acquired 26 buildings totaling approximately 4.7 million rentable square feet for a total purchase price of approximately $472.6 million, including one land parcel.

Five-Year Acquisition Volume
Our balance sheet enables capital access and liquidity and facilitates our strategic growth.

•
As of December 31, 2022, our ratio of net debt to total real estate cost basis was approximately 36.0% and our ratio of total long-term indebtedness to total enterprise value was approximately 29.9%.

•
During the year ended December 31, 2022:

◦
We upsized the borrowing capacity of our senior unsecured revolving credit facility to $1.0 billion and refinanced our unsecured term loans originally scheduled to mature in 2023 and 2024 with two new unsecured term loans totaling $375 million that mature in January 2028.

◦
We sold eight buildings for a total sales price of approximately $137.6 million, including a portfolio sale of two properties for gross proceeds of approximately $82.0 million.

◦
We maintained two investment grade ratings from nationally recognized statistical rating agencies.

◦
We paid a monthly dividend on shares of our common stock at an annualized rate of $1.46 per share, which represents a dividend yield of approximately 4.5% based on the year-end closing stock price of $32.31.

We continue to execute on our operational goals and maintained strong occupancy during the year.

•
As of December 31, 2022, we achieved an occupancy rate of 98.5% on the total portfolio and 99.0% on the operating portfolio.

Our operating and financial performance has translated into significant long-term stockholder returns.

•
We believe that the value creation produced from an investment in real estate should be assessed over a long-term period, and our strategy has focused on long-term value creation.

•
As of December 31, 2022, our TSR performance has been +16.5% over three years, +49.2% over five years and +148.6% over seven years. We have outperformed the MSCI US REIT Index over the three-year, five-year and seven-year periods.

Cumulative TSR (2020-2022)
•
Our TSR for 2022, while negative, placed us at approximately the 68th percentile, the 22nd percentile and the 38th percentile in our 2022 industry peer group, our 2022 size-based peer group and the group of companies constituting the MSCI US REIT Index, respectively.

Our investment strategy and execution generate significant cash flow and earnings growth.

•
For the year ended December 31, 2022:

◦
Net income was approximately $182.2 million as compared to net income of approximately $196.4 million in 2021, a decrease of approximately 7.2%. These amounts included approximately

$57.5 million and $98.0 million, respectively, of gain from sales of properties in 2022 and 2021. Excluding gain from sales of properties, our net income increased by approximately 26.7% from 2021 to 2022.
◦
FFO was approximately $401.4 million as compared to FFO of approximately $336.9 million in 2021, an increase of approximately 19.1%.

◦
NOI was approximately $531.6 million as compared to NOI of approximately $454.2 million in 2021, an increase of approximately 17.0%.

•
During 2022, we continued to increase our annual revenue by, among other matters, actively managing our portfolio, completing acquisitions in our robust investment pipeline and executing build-to-suit transactions.

Five-Year Annual Revenue & Year-Over-Year Revenue Growth
Please refer to Appendix A attached hereto for certain definitions and reconciliations of FFO and NOI to the nearest measure under GAAP.
2022 Say-On-Pay Vote
At the 2022 annual meeting of stockholders, approximately 96.2% of the votes cast in the advisory vote on the 2021 compensation of the named executive officers were in favor. We have consistently received strong support for our annual say-on-pay proposal and positive stockholder feedback since we revised our executive compensation program in 2019. As a result, our 2022 executive compensation program maintains a similar construct to our recent programs.
Executive Compensation Program Highlights
Our executive compensation program is designed to provide a total compensation package intended to attract and retain high-caliber executive officers and employees and incentivize employee contributions that are consistent with our corporate objectives and stockholder interests. It is our policy to provide a competitive total compensation package and share our success with the named executive officers, as well as our other employees, when our objectives are met.

Below are certain key features of our current executive compensation practices—both the practices we believe drive performance and the practices we have not implemented because we do not believe they would serve the stockholders’ long-term interests:
What We Do	What We Don’t Do
✔ We mitigate undue risk, including utilizing retention provisions, multiple performance targets, and robust board and management processes to identify risk.	✘ We do not believe the executive compensation program creates risks that are reasonably likely to pose a material adverse impact to our company.
✔ A substantial majority of compensation is tied to performance based on company financial and operational goals and individual performance goals.	✘ We do not guarantee annual base salary increases or bonuses of a minimum amount (bonuses can be zero).
✔ We measure performance against multiple metrics and indices to avoid the risk of poor correlation of performance and reward.	✘ We do not provide uncapped bonuses.
✔ We require positive TSR (25% or greater) as a condition to higher payouts under the performance units; relative TSR below the 30th percentile would result in no payout under the performance units.	✘ We do not reprice stock options or stock appreciation rights without stockholder approval; exercise or base prices may not be less than grant date fair market value of our common stock.
✔ The 2011 Equity Incentive Plan generally requires a minimum one-year vesting period for stock options and stock appreciation rights.	✘ We prohibit liberal share recycling; we may not reuse shares withheld or delivered for tax withholdings or exercise prices or use “net share counting” for stock appreciation rights.
✔ We have reasonable severance provisions and generally provide for cash payments after a change of control only if an employee is also terminated within one year (a double-trigger).	✘ Our employment agreements do not include tax gross-up provisions with respect to payments contingent upon a change of control. We do not have pension plans.
✔ We provide modest perquisites that have a sound benefit to our business.	✘ We do not distribute dividends on unearned performance unit awards.
✔ The compensation committee benefits from its utilization of an independent compensation consulting firm.	✘ The compensation consulting firm did not provide any services to us not related to compensation, succession planning or executive assessments.
✔ We have stock ownership guidelines for executive officers and directors.	✘ We prohibit hedging and pledging of our common stock by executive officers and directors.
Executive Compensation Objectives and Philosophy
Objectives of Our Executive Compensation Program
The compensation committee’s overarching goal is to attract and maintain an excellent executive management team that enhances stockholder value over the long term. The executive compensation program is, therefore, designed to provide substantial incentives to focus executive management’s efforts accordingly. The compensation program also is designed to encourage and reward executives who contribute to our financial, operational and TSR performance by successfully executing our business strategy, providing thoughtful and creative stewardship and exhibiting outstanding performance. The specific objectives of the compensation program are to:
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align the interests of executive officers with the interests of stockholders;

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encourage and maintain a performance-driven company culture;

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provide the compensation committee with the flexibility and discretion to adjust executive compensation to appropriately reflect both individual circumstances and variable business conditions; and

•
attract and retain talented and experienced executive officers.

Pay-for-Performance Philosophy
A substantial majority of executive compensation is tied to our performance and is not guaranteed. The compensation committee sets clear goals for company performance and differentiates certain elements of compensation based on individual achievement. Consistent with these objectives, executive compensation for 2022 was heavily weighted toward (i) company financial and operational performance metrics for annual cash incentive bonuses and (ii) TSR performance for long-term equity incentives. We believe that the executive compensation program supports these objectives by providing the named executive officers with a multi-faceted compensation package that includes a base salary, the opportunity to earn an annual cash incentive bonus and equity awards under the 2011 Equity Incentive Plan.
The diagram below depicts the expected 2023 cash and equity compensation of Mr. Crooker as chief executive officer (at target levels). The diagram demonstrates that a substantial majority of our chief executive officer’s target compensation (approximately 83%) is strongly aligned with the interests of our stockholders because either it will be determined by or depends on performance or its value will fluctuate as the price of our common stock increases or decreases. Approximately 16% of our chief executive officer’s target compensation is fixed base salary that is not dependent on our stock price performance. All other compensation is variable.
2023 Target CEO Compensation

(1)
“At Risk” means the applicable compensation is either determined by or depends on company and individual performance goals (including TSR) or its value fluctuates with the price of our common stock (as in the case of LTIP units subject to forfeiture).

Final Results of 2020 Performance Units—Alignment of Pay and Performance
In January 2020, we issued performance units under the 2011 Equity Incentive Plan, which provided each executive officer the opportunity to earn a target number of awards as determined by our relative and absolute TSR performance over a three-year performance period compared to pre-established quantitative performance metrics. The following table shows the performance metrics and ultimate 129.7% achievement for the performance units at the completion of the three-year performance period from January 1, 2020 through December 31, 2022.
	Performance Metrics				Performance Result(1)	Metric Payout Percentage	Weighting	Calculated Payout Percentage(2)
Benchmark	30th Percentile	50th Percentile	75th Percentile	95th Percentile
Size-Based Peer Group	50% earned	100% earned	200% earned	N/A	77%	200.0%	25%	50.0%
Industry Peer Group	50% earned	100% earned	200% earned	N/A	59%	118.8%	25%	29.7%
MSCI US REIT Index(3)	50% earned	100% earned	200% earned	300% earned	80%	100.0%	50%	50.0%
					Total Calculated Payout Percentage:			129.7%

(1)
Rounded to the nearest whole percentile.

(2)
Excludes deemed dividend shares.

(3)
Awards above 100% for this benchmark require us to achieve a minimum absolute TSR of 25%. Our absolute TSR for the performance period from January 1, 2020 through December 31, 2022 was 21.0%.

A comparison of this result to prior years illustrates the true variability of our long-term equity incentive compensation program. The total percentage of target achieved for the 2017-2019, 2018-2020 and 2019-2021 performance units was 166%, 141% and 193%, respectively.
How We Determine Executive Compensation
The compensation committee determines compensation for the named executive officers and currently has five independent directors, Ms. Dilley and Messrs. Colbert, Furber, Guillemette and Weger. The compensation committee exercises independent discretion with respect to executive compensation matters and administers our equity incentive programs, including reviewing and approving equity grants to the named executive officers pursuant to the 2011 Equity Incentive Plan. The compensation committee operates under a written charter adopted by the board, a copy of which is available under “Corporate Governance” in the “Investor Relations” section of our website at www.stagindustrial.com.
The initial compensation arrangements with the named executive officers were determined in negotiations with each individual executive officer and were formalized in the executive officers’ employment agreements, as described below in “Potential Payments Upon Termination or Change in Control—Employment Agreements.” In making compensation decisions for 2022, the compensation committee evaluated the performance of our chief executive officer and, together with our chief executive officer, assessed the individual performance of the other named executive officers. The compensation committee also reviewed market-based compensation data provided its independent compensation consultant, Ferguson Partners Consulting (“FPC”), and from data publicly available from other sources such as the National Association of Real Estate Investment Trusts (“Nareit”).
Engagement of Compensation Consultant
The compensation committee is authorized to retain the services of one or more executive compensation consultants, in its discretion, to assist with the establishment and review of our compensation programs and related policies. The compensation committee has sole authority to hire, terminate and set the terms of any future engagement of FPC or any other compensation consultant.

For compensation advice in 2022, the compensation committee engaged FPC, an independent compensation consulting firm, to provide market-based compensation data to assist the committee in the implementation of our comprehensive executive compensation program. In connection with these efforts, FPC prepared for the compensation committee reports that included compensation analyses for each executive position, an analysis of a recommended peer group for the company and a description of the methodology used to provide the compensation analyses. FPC researched competitive market practices, reviewed the proxy statements of its recommended peer group and checked its own proprietary information data bases. The compensation committee reviewed the peer group compensation analyses and methodology provided to the company and approved the 2022 executive compensation program.
Peer Groups
Our focus on single tenant industrial properties that represent relative value is uncommon, making the identification of directly comparable companies difficult. For the 2022 performance units, FPC recommended 12 publicly-traded REITs with diverse investment focuses and with implied equity market capitalizations roughly comparable to our equity market capitalization (the “size-based peer group”). The companies originally in the size-based peer group are listed below:
Brixmor Property Group, Inc.	Lexington Realty Trust	Rexford Industrial Realty, Inc.
EastGroup Properties, Inc.	National Retail Properties, Inc.	Spirit Realty Capital, Inc.
First Industrial Realty Trust, Inc.	Physicians Realty Trust	STORE Capital Corporation
Healthcare Trust, Inc.	PS Business Parks, Inc.(1)	Terreno Realty Corporation

(1)
On July 20, 2022, PS Business Parks, Inc. completed its previously announced merger and ceased to exist as a standalone publicly-traded company.

For the 2022 performance units, the compensation committee also used a group of nine companies that primarily own industrial and/or single-tenant real estate (the “industry peer group”). The companies in the industry peer group are listed below:
Duke Realty Corporation(1)	Industrial Logistics Properties Trust	PS Business Parks, Inc.(1)
EastGroup Properties, Inc.	Lexington Realty Trust	Rexford Industrial Realty, Inc.
First Industrial Realty Trust, Inc.	Plymouth Industrial REIT, Inc.	Terreno Realty Corporation

(1)
On October 3, 2022, Duke Realty Corporation completed its previously announced merger and ceased to exist as a standalone publicly-traded company. On July 20, 2022, PS Business Parks, Inc. completed its previously announced merger and ceased to exist as a standalone publicly-traded company.

For more information regarding how the compensation committee used both the size-based peer group and the industry peer group to determine the 2022 performance units, see “—Equity Incentive Compensation Program—Performance Units.”

Key Elements of Executive Compensation
The key elements of our executive compensation program are designed to be flexible and complementary and to support, collectively, the goals and objectives of the compensation committee. The following table summarizes the key elements of our executive compensation program for the named executive officers and each element’s program objectives, including annual cash compensation and equity awards. A more detailed discussion of each element of our executive compensation program follows this table.
Element	Description	Objectives
Annual Cash Compensation
Annual Base Salary	Fixed cash compensation. Reviewed and adjusted periodically. Annual base salaries for executives are intended to be less than 25% of total compensation.
•
Attract and retain executives

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Provide steady source of income sufficient to permit executives to focus effectively on their professional responsibilities

•
Help ensure that total cash compensation is competitive but not in excess of market

Annual Cash Incentive Bonus Program	“At risk” variable cash compensation based on company performance goals and individual performance goals.	• Encourage executives to achieve annual company and individual performance goals • Align executives’ interests with the stockholders’ interests
Equity Incentive Compensation Program
LTIP Units
Awards vest in equal installments over multi-year periods, subject to continued service. Value of the award is “at risk” since (i) the award may never have any liquidation value in the absence of sufficient stock price appreciation and (ii) the value fluctuates with our common stock price. LTIP unit awards for executives should generally constitute approximately 35% of total annual equity incentive compensation.
• Promote long-term equity ownership by executives • Encourage the retention of executives • Align executives’ interests with the stockholders’ interests
Performance Units
“At risk” variable equity compensation based on company performance over three-year performance period. Awards are paid in common stock or LTIP units. Performance units for executives should generally constitute approximately 65% of total annual equity incentive compensation.
• Encourage executives to achieve long-term company performance goals • Align executives’ interests with the stockholders’ interests • Attract and retain executives
Annual Base Salary
Annual base salary provides a minimum level of compensation commensurate with an experienced and motivated individual of the appropriate caliber and background to perform an executive officer’s job. It should be benchmarked to current market rates to ensure that we are able to attract new executive officers, if necessary. Base salary levels are intended to provide a steady source of income sufficient to permit our executive officers to focus effectively on their professional responsibilities. Base salaries of the named executive officers are reviewed and may be adjusted periodically by the compensation committee. No formulaic base salary increases are provided to the named executive officers. The compensation committee has determined that named executive officers’ base salaries should generally constitute less than 25% of total annual compensation.
Annual Cash Incentive Bonus Program
The annual cash incentive bonus program is intended to compensate the named executive officers for achieving annual company performance goals and individual performance goals. The compensation committee believes that incentive cash compensation is central to the attainment of the executive compensation program’s objectives. Annual cash incentive bonuses encourage the named executive officers to achieve company performance goals, which fosters a performance-driven company culture that aligns the executives’ interests with the stockholders’ interests.
The annual cash incentive bonus program allows our executive officers to earn from 0% to either 150% or 187.5% (depending on the named executive officer) of base salary based on various pre-defined and pre-weighted annual company and individual performance goals established by the compensation committee (at least 80% of which are objective, calculable company performance measurements). Individual performance goals are assessed subjectively and are focused, depending on position, on matters such as process efficiencies, capital transactions, investor relations activities, rollover rent and retention results, achievement of department initiatives and others.
The table below provides a summary of our annual cash incentive bonus program, including the 2022 performance goals and their relative weighting:

Performance Metrics

80%	**Objective**	50%	Core FFO Per Share
		10%	Acquisition Volume
		10%	Net Debt to Run Rate Adjusted EBITDAre
		10%	Same Store Cash NOI Growth
20%	**Subjective**	20%	Determined Discretionarily

Performance Bandwidths

(as a % of Base Salary)

	Threshold	Target	Maximum
CEO	62.5%	125%	187.5%
Other NEOs	50%	100%	150%

Each performance goal was assigned a weighting relative to the other annual performance goals. Results between threshold and target or between target and maximum will be based on linear interpolation. Performance below threshold earns 0%, and performance above the maximum is capped at the maximum level (no additional amounts are paid for exceeding the maximum performance goal). The total annual cash incentive bonus earned by an executive officer is the sum of the weighted annual incentive amounts earned with respect to each goal.

Company Performance Goals
For 2022, 80% of the annual cash incentive bonuses was based on the following company performance goals:
Core FFO per Share

Why we use this measure:   FFO is a widely recognized measure of the performance of REITs. We believe that Core FFO, which excludes items that by their nature are not comparable from period to period and tend to obscure actual operating results, is useful to compare our operating performance over a given time period to that of other companies and other time periods in a consistent manner. See Appendix A attached hereto for definitions of FFO and Core FFO.
2022 performance:   For 2022, our Core FFO per Share was $2.21, or 0.9% greater than the maximum goal. As a result, our chief executive officers earned 93.8 percentage points and the other named executive officers earned 75.0 percentage points under this component. See the table below under “—2022 Company Performance Results.”

Acquisition Volume

Why we use this measure:   We are a growth-oriented company, and much of our growth is external, from acquisitions. Moreover, a significant portion of our employees and resources are directed toward acquisitions. Accordingly, our annual Acquisition Volume measures one of our core operations.
2022 performance:   For 2022, our Acquisition Volume was approximately $472.6 million, which was below the threshold goal. As a result, our chief executive officers and the other named executive officers earned 0.0 percentage points under this component. See the table below under “—2022 Company Performance Results.”

Net Debt to Run Rate Adjusted EBITDAre

Why we use this measure:   We use the ratio of Net Debt to Run Rate Adjusted EBITDAre, which we view as an important measurement of the strength of our balance sheet, the strength or riskiness of our earnings and our ability to withstand negative economic trends (such as a decrease in our stock price), to compare our performance to that of our industry peers. See Appendix A attached hereto for definitions of Net Debt and Run Rate Adjusted EBITDAre.
2022 performance:   For 2022, our Net Debt to Run Rate Adjusted EBITDAre was 5.20x, or 5.5% better than the threshold goal. As a result, our chief executive officers earned 11.3 percentage points and the other named executive officers earned 9.0 percentage points under this component. See the table below under “—2022 Company Performance Results.”

Same Store Cash NOI Growth

Why we use this measure:   Same Store Cash NOI Growth is a measurement of our internal growth and a primary financial measure for evaluating the core operating performance of our properties. Comparing Cash NOI on a “same store” basis (i.e., looking at the exact same set of stabilized properties over the periods being compared) allows for an apples-to-apples comparison. See Appendix A attached hereto for definitions of NOI, Cash NOI and “same store” Cash NOI.
2022 performance:   For 2022, our Same Store Cash NOI Growth was 5.0%, or 11.1% greater than the maximum goal. As a result, our chief executive officers earned 18.8 percentage points and the other named executive officers earned 15.0 percentage points under this component. See the table below under “—2022 Company Performance Results.”

See the table below under “—2022 Company Performance Results” for more information about the calculation of the percentage points earned under each company performance goal component. Also, see Appendix A attached hereto for definitions of Core FFO, Net Debt, Run Rate Adjusted EBITDAre and Same Store Cash NOI.

2022 Company Performance Results
In January 2023, the compensation committee evaluated our performance against the company performance goals, which are set forth in the table below.
		Points Available			Performance Goals					Points Earned (CEOs/Other NEOs)
Metrics	Weighting	Threshold (CEOs/Other NEOs)	Target (CEOs/Other NEOs)	Maximum (CEOs/Other NEOs)	Threshold	Target	Maximum	Actual Performance
Core FFO per Share	50%	31.3/25.0	62.5/50.0	93.8/75.0	$2.15	$2.17	$2.19	$2.21	Maximum	93.8/75.0
Acquisition Volume	10%	6.3/5.0	12.5/10.0	18.8/15.0	$1.0B	$1.1B	$1.2B	$472.6M	Below Threshold	0.0/0.0
Net Debt to Run Rate Adjusted EBITDAre	10%	6.3/5.0	12.5/10.0	18.8/15.0	5.5x	5.13x	4.75x	5.20x	Between Threshold and Target	11.3/9.0
Same Store Cash NOI Growth	10%	6.3/5.0	12.5/10.0	18.8/15.0	3.5%	4.0%	4.5%	5.0%	Maximum	18.8/15.0

Total Percentage Points Earned (CEOs/Other NEOs):	123.9/99.0
Individual Performance Goals
For 2022, 20% of the annual cash incentive bonuses was based on the compensation committee’s (and the chief executive officer’s with respect to the other named executive officers) assessment of the following individual goals and contributions:
•
with respect to Mr. Crooker, our overall success, formulation and achievement of strategic objectives, successful integration of new members of the executive team, including ensuring the transition of responsibilities, and assumption and execution of additional responsibilities as chief executive officer;

•
with respect to Mr. Butcher, the success of our management succession plan, including talent development, and co-management of the board’s business;

•
with respect to Mr. Pinard, our balance sheet, including successful debt transactions in the context of capital markets volatility and compliance with financial covenants, investor relations matters, accounting accuracy and compliance with the requirements of the Sarbanes-Oxley Act of 2002, achievement of his departments’ initiatives and assumption of new responsibilities in connection with the retirement of the chief operating officer;

•
with respect to Mr. Sullivan, scalability of the legal department balanced against responsiveness to internal clients, corporate governance and other ESG developments (including succession matters), legal aspects of capital markets transactions, the achievement of his departments’ initiatives, and assumption of new responsibilities in connection with the retirement of the chief operating officer; and

•
with respect to Mr. Mecke, data and process efficiencies, achievement of his departments’ initiatives and successful transition of his responsibilities in connection with his retirement.

With the 20% weighting of the individual performance component, our chief executive officer can earn between 12.5 percentage points (at the threshold level) and 37.5 percentage points (at the maximum level) and our other named executive officers can earn between 10.0 (at the threshold level) and 30.0 (at maximum level) under this component. Based on this assessment, the compensation committee determined that Messrs. Crooker and Butcher each earned 31.7 percentage points, Mr. Pinard earned 26.0 percentage points, Mr. Sullivan earned 24.0 percentage points and Mr. Mecke earned 28.0 percentage points under the individual performance goal component.

Calculation of the Bonuses
Based on our actual performance in 2022, the compensation committee approved annual cash incentive bonuses for the named executive officers in the following amounts:
		2022 Annual Cash Incentive Bonus Opportunity				Percentage Points Earned
Executive	2022 Base Salary	Below Threshold	Threshold	Target	Maximum	Company Performance	Individual Performance	Total	2022 Bonus
William R. Crooker	$550,000	$0	$343,750	$687,500	$1,031,250	123.9%	31.7%	155.6%	$855,938
Benjamin S. Butcher	$487,500	$0	$304,688	$609,375	914,063	123.9%	31.7%	155.6%	$758,672
Matts S. Pinard	$371,329	$0	$185,665	$371,329	$556,994	99.0%	26.0%	125.0%	$464,162
Jeffrey M. Sullivan	$332,188	$0	$166,094	$332,188	$498,282	99.0%	24.0%	123.0%	$408,951
Stephen C. Mecke	$450,000	$0	$225,000	$450,000	$675,000	99.0%	28.0%	127.0%	$571,500
Equity Incentive Compensation Program
The goals of our long-term, equity-based awards are to incentivize and reward increases in long-term stockholder value and to align the interests of the named executive officers with the interests of our stockholders. Because vesting is based on continued employment or the achievement of performance goals, our equity-based incentives also encourage the retention of the named executive officers through the multi-year vesting or performance periods in the awards. The compensation committee considers this alignment of vital importance and, as a result, long-term, equity-based awards will generally constitute a majority of total annual compensation, subject to adjustment at the discretion of the compensation committee.
The compensation committee sets the total value of LTIP units and target performance units to be granted to each named executive officer based on a percentage such executive’s base salary (250% to 400% depending on the executive officer) and the full grant date fair value per unit determined in accordance with ASC Topic 718. For 2022, the compensation committee determined that annual equity awards should consist of approximately 35% in LTIP units (subject to multi-year vesting) and 65% in performance units (with a multi-year measuring period).
Equity Incentive Compensation Program

The chart below shows the breakout of our equity incentive compensation for all named executive officers.
LTIP Units
The compensation committee has made and may make certain awards to the named executive officers in the form of LTIP units. LTIP units are a separate series of units of limited partnership interests in our operating partnership. LTIP units, granted either as free-standing awards or in tandem with other awards under the 2011 Equity Incentive Plan, will be valued by reference to the value of shares of our common stock, and will be subject to such conditions and restrictions as the compensation committee may determine, including continued employment or service, computation of financial metrics and/or achievement of pre-established performance goals and objectives. If applicable conditions and/or restrictions are not attained, participants will forfeit their LTIP units. Unless otherwise provided, LTIP unit awards, whether vested or unvested, will entitle the participant to receive current distributions from our operating partnership equivalent to the dividends that would be payable with respect to the number of shares of our common stock underlying the LTIP unit award.
While the compensation committee has the ability to grant various equity formulations to the executive officers under the 2011 Equity Incentive Plan, the compensation committee has deemed LTIP unit awards to be an effective means to ensure alignment of the executives’ interests with those of the stockholders. LTIP units are structured as “profits interests” for U.S. federal income tax purposes, and we do not expect the grant, vesting or conversion of LTIP units to produce a tax deduction for us based on current U.S. federal income tax law. The key feature of LTIP units is that, at the time of award, LTIP units, as profits interests, initially will not have full parity on a per unit basis, with our operating partnership’s common units with respect to liquidating distributions. Upon the occurrence of specified events, LTIP units can over time achieve full parity with common units and therefore accrete to an economic value for the participant equivalent to common units. If such parity is achieved, LTIP units may be converted, subject to the satisfaction of applicable vesting conditions, on a one-for-one basis into common units, which in turn are redeemable by the holder for shares of common stock on a one-for-one basis or for the cash value of such shares, at our election. However, there are circumstances under which LTIP units will not achieve parity with common units, and until such parity is reached, the value that a participant could realize for a given number of LTIP units will be less than the value of an equal number of shares of common stock and may be zero. The compensation committee believes that this characteristic of the LTIP units, that they achieve real value only if our share value appreciates, links executive compensation to our performance. Under the 2011 Equity Incentive Plan, each LTIP unit awarded will be equivalent to an award of one share of common stock reserved under the 2011 Equity Incentive Plan, thereby reducing the number of shares of common stock available for other equity awards on a one-for-one basis.

The compensation committee believes that using LTIP units for equity-based awards (i) links executive compensation to the performance of the company, (ii) serves our objectives by increasing the after-tax value of a given equity grant and, therefore, enhances our equity-based compensation package for executives as a whole, (iii) advances the separate goal of promoting long-term equity ownership by executives, (iv) has no worse effect on dilution as compared to using restricted stock, (v) does not increase our recorded expense on account of equity-based compensation awards, (vi) further aligns the interests of executives with the interests of stockholders and (vii) because LTIP units are offered by many of our peers, enables us to remain competitive with our peers in recruiting and retaining talented executives.
In January 2022, the compensation committee approved equity awards for fiscal year 2022 in dollar values, with the number of units granted calculated by dividing the dollar value of the approved awards by the closing market price on the NYSE of a share of our common stock on the effective date of grant, after adjustment of the closing price by a discount or premium determined by a third-party valuation of the LTIP units. In determining the size of the long-term equity incentives awarded to the named executive officers for 2022 service, the compensation committee considered, among other things, the role and responsibilities of the individual, competitive factors and individual performance history. These awards were intended to enable our executive officers to establish a meaningful equity stake in our company that would vest over a period of years based on continued service. We believe that these awards enable us to deliver competitive compensation value to the executive officers at levels sufficient to attract and retain top talent within our executive officer ranks.
The following table sets forth the number and value of the LTIP units granted to the named executive officers in January 2022 for 2022 compensation. The LTIP units vest over four years in equal installments on a quarterly basis beginning on March 31, 2022, subject to continued service. The LTIP units were issued on January 10, 2022, based on the full grant date fair value determined in accordance with ASC Topic 718. See Note 7 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2022, for a discussion of our accounting of LTIP units.
Executive	Date of Grant	Number of LTIP Units Issued	Value of LTIP Unit Award
William R. Crooker	January 10, 2022	14,455	$608,122
Benjamin S. Butcher	January 10, 2022	21,631	$910,016
Matts S. Pinard	January 10, 2022	7,696	$323,771
Jeffrey M. Sullivan	January 10, 2022	6,240	$262,517
Stephen C. Mecke	January 10, 2022	9,983	$419,985
In January 2023, the compensation committee approved the grant of an aggregate of 80,722 LTIP units to Messrs. Crooker, Butcher, Pinard and Sullivan for 2023 compensation. Mr. Mecke did not receive a 2023 grant of LTIP units. The grants were made on January 11, 2023. These LTIP unit awards vest over four years in equal installments on a quarterly basis beginning on March 31, 2023, subject to continued service. The 2023 grants of LTIP units will be reflected in the “Summary Compensation Table” and “2023 Grants of Plan-Based Awards” table in our proxy statement for the 2024 annual meeting of stockholders.
Performance Units
The compensation committee grants performance units to the named executive officers as an additional long-term incentive award designed to align the executive officers’ interests more closely with those of the stockholders. The ultimate value of the performance units depends on our TSR over a three-year period commencing January 1, 2022. The award measures both relative return (TSR vs. three benchmarks) and, as a condition for higher levels of value, an absolute return.
At the end of the three-year measuring period, the performance units convert into shares of common stock (or other securities) at a rate depending on our TSR over the measuring period as compared to three different benchmarks and on the absolute amount of our TSR. A recipient of performance units may receive as few as zero shares or as many as 250% of the number of target units, plus deemed dividends on earned shares. That is, at the end of the measuring period, a recipient of 10,000 performance units may receive no value (no shares of common stock or other securities and no dividends) or receive as much as 25,000 shares of common stock (or other securities) plus dividends on earned shares (as if the dividends were paid and reinvested into additional shares of common stock during the measuring period).
The target amount of the performance units is nominally allocated:
•
25% to our TSR compared to the TSR of the size-based peer group;

•
25% to our TSR compared to the TSR of the industry peer group; and

•
50% to our TSR compared to the TSR of the companies in the MSCI US REIT Index.

The potential of the portion of the award allocated to each of the size-based and industry peer group comparison ranges from 0% to 200% of the allocated target amount. The potential of the portion of the award allocated to the MSCI US REIT Index group comparison ranges from 0% to 300% of the allocated target amount, except that the portion of the award attributable to performance against the MSCI US REIT Index group may not exceed target (100% of the allocated amount) unless we achieve a minimum absolute TSR of 25% over the measuring period.
The table below indicates the potential levels of awards within the industry peer group, the size-based peer group and the MSCI US REIT Index group benchmarks. Awards for performance between the indicated percentile rankings (e.g., between the 30th percentile and the 55th percentile) are determined by interpolating between the earned amounts (e.g., between 50% earned and 100% earned).
Percentile Ranking within Applicable Benchmark (Based on TSR)
Benchmark	Below 30th Percentile	30th Percentile	55th Percentile	75th Percentile	95th Percentile
Size-Based Peer Group (Allocated 25% of the Target Amount)	0% earned	50% earned	100% earned	200% earned	[No increase for performance beyond 75%.]
Industry Peer Group (Allocated 25% of the Target Amount)	0% earned	50% earned	100% earned	200% earned	[No increase for performance beyond 75%.]
MSCI US REIT Index(1) (Allocated 50% of the Target Amount)	0% earned	50% earned	100% earned	200% earned	300% earned

(1)
Awards above 100% for this benchmark require us to achieve a minimum absolute TSR of 25%.

No dividends are paid to the recipient during the measuring period. At the end of the measuring period, if our TSR is such that the recipient earns shares of common stock or other securities (“Award Shares”), the recipient will receive additional common stock (or other securities) relating to dividends deemed to have been paid on the Award Shares. The additional shares are equal to the number of shares that the recipient would have acquired if the recipient held the Award Shares at the beginning of the measuring period and re-invested all dividends paid on the Award Shares over the measuring period into common stock on the dividend payment dates. In the discretion of the compensation committee, we may pay the cash value of the deemed dividends instead of issuing additional shares.
The number of Award Shares is determined at the end of the measuring period. For performance units granted in 2022, the Award Shares will be immediately and fully vested and transferable upon settlement after the measuring period. Any dividend shares will also be immediately and fully vested and transferable.
The following table sets forth the target number and value of the performance units granted to the named executive officers in January 2022 for 2022 compensation. The performance units were issued on January 10, 2022, based on the full grant date fair value determined in accordance with ASC Topic 718. See

Note 8 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2022, for a discussion of our accounting of performance units.
Executive	Date of Grant	Target Number of Performance Units Issued	Value of Performance Unit Award (at target)
William R. Crooker	January 10, 2022	22,127	$1,129,362
Benjamin S. Butcher	January 10, 2022	33,111	$1,689,985
Matts S. Pinard	January 10, 2022	11,780	$601,251
Jeffrey M. Sullivan	January 10, 2022	9,551	$487,483
Stephen C. Mecke	January 10, 2022	15,282	$779,993
In January 2023, the compensation committee approved the grant of an aggregate target of 60,382 performance units to Messrs. Crooker, Pinard and Sullivan for 2023 compensation. Messrs. Butcher and Mecke did not receive a 2023 grant of performance units. The 2023 grants of performance units will be reflected in the “Summary Compensation Table” and “2023 Grants of Plan-Based Awards” table in our proxy statement for the 2024 annual meeting of stockholders.
Employee Benefits
Our full-time employees, including the named executive officers, are eligible to participate in health and welfare benefit plans, which provide medical, dental, prescription, life insurance, disability insurance and related benefits.
Employment Agreements
We have entered into an employment agreement with each of our executive officers. See “Potential Payments Upon Termination or Change in Control—Employment Agreements” below for more information.
Additional Compensation Components
In the future, as we further formulate and implement our compensation program, we may provide different and/or additional compensation components, benefits and/or perquisites to the named executive officers, to ensure that we provide a balanced and comprehensive compensation structure. We believe that it is important to maintain flexibility to adapt our compensation structure when needed to properly attract, motivate and retain the top executive talent for which we compete.

EXECUTIVE OFFICER COMPENSATION TABLES
Summary Compensation Table
The following table sets forth the information required by Item 402 of Regulation S-K promulgated by the SEC. The table sets forth the base salary and other compensation that was paid to or earned by the named executive officers in 2022. With respect to equity incentive awards, the dollar amounts indicated in the table under “Stock Awards” are the aggregate grant date fair value of awards computed in accordance with ASC Topic 718.
Name and Principal Position	Year	Salary	Bonus	Stock Awards(5)	Non-Equity Incentive Plan Compensation	All Other Compensation(6)	Total
William R. Crooker(1) President and Chief Executive Officer; Former Chief Financial Officer and Treasurer	2022	$550,000	$—	$1,737,484	$855,938	$44,950	$3,188,372
	2021	$466,667	$—	$1,099,999	$672,778	$42,646	$2,282,090
	2020	$400,000	$—	$1,099,985	$453,333	$38,761	$1,992,079
Benjamin S. Butcher(2) Executive Chairman of the Board; Former Chief Executive Officer	2022	$487,500	$—	$2,600,001	$758,672	$30,058	$3,876,231
	2021	$650,000	$—	$2,600,008	$1,171,354	$27,936	$4,449,298
	2020	$650,000	$—	$2,600,008	$912,708	$25,534	$4,188,250
Matts S. Pinard(3) Executive Vice President, Chief Financial Officer and Treasurer	2022	$371,329	$—	$925,022	$464,162	$42,658	$1,803,171
Jeffrey M. Sullivan Executive Vice President, General Counsel and Secretary	2022	$332,188	$—	$750,000	$408,951	$42,609	$1,533,748
	2021	$300,000	$—	$749,996	$432,500	$41,358	$1,523,854
	2020	$300,000	$—	$750,012	$337,000	$37,248	$1,424,260
Stephen C. Mecke(4) Former Chief Operating Officer and Executive Vice President	2022	$450,000	$—	$1,199,978	$571,500	$44,830	$2,266,308
	2021	$450,000	$—	$1,200,007	$648,750	$42,646	$2,341,403
	2020	$450,000	$—	$1,200,011	$510,000	$38,761	$2,198,772

(1)
Mr. Crooker became our chief executive officer on July 1, 2022. Mr. Crooker also served as our chief financial officer and treasurer until Mr. Pinard’s appointment on January 10, 2022.

(2)
Mr. Butcher became our executive chairman of the board on July 1, 2022. Mr. Butcher served as our chief executive officer until Mr. Crooker’s appointment on July 1, 2022.

(3)
Mr. Pinard became our executive vice president, chief financial officer and treasurer on January 10, 2022.

(4)
Mr. Mecke retired from his position with the company as of December 31, 2022.

(5)
For 2022, represents the total grant date fair value of LTIP units and performance units granted on January 10, 2022 under the 2011 Equity Incentive Plan, determined in accordance with ASC Topic 718. See Notes 7 and 8 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2022, for a discussion of our accounting of LTIP units and performance units and the assumptions used.

The grant date fair values for the following named executive officers relating to 2022 LTIP unit awards granted on January 10, 2022, are as follows: William R. Crooker—$608,122; Benjamin S. Butcher—

$910,016; Matts S. Pinard—$323,771; Jeffrey M. Sullivan—$262,517; and Stephen C. Mecke—$419,985. The LTIP unit awards granted in 2022 vest over four years from the date of grant in equal installments on a quarterly basis, subject to continued service.
The grant date fair values for the named executive officers relating to 2022 performance unit awards granted on January 10, 2022, are as follows: William R. Crooker—$1,129,362; Benjamin S. Butcher—$1,689,985; Matts S. Pinard—$601,251; Jeffrey M. Sullivan—$487,483; and Stephen C. Mecke—$779,993. The maximum value of the 2022 performance unit awards assuming that the highest level of performance is achieved are as follows: William R. Crooker—$2,823,380; Benjamin S. Butcher—$4,224,938; Matts S. Pinard—$1,503,128; Jeffrey M. Sullivan—$1,218,682; and Stephen C. Mecke—$1,949,983.
(6)
All other compensation for 2022 represents amounts paid for insurance premiums, 401(k) matching contributions and commuting/parking allowances, as follows:

Name	Insurance Premiums	401(K) Matching Contributions	Commuting/ Parking Allowances	Total
William R. Crooker	$29,680	$9,150	$6,120	$44,950
Benjamin S. Butcher	$20,055	$9,150	$853	$30,058
Matts S. Pinard	$29,680	$9,150	$3,828	$42,658
Jeffrey M. Sullivan	$29,680	$9,150	$3,779	$42,609
Stephen C. Mecke	$29,680	$9,150	$6,000	$44,830

2022 Grants of Plan-Based Awards
The following table sets forth information with respect to plan-based awards granted in 2022 to the named executive officers.
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares or Units (#)(3)
Name	Date of Grant	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)		Grant Date Fair Value(4)
William R. Crooker
Annual cash incentive bonus		$343,750	$687,500	$1,031,250
LTIP units	January 10, 2022							14,455	$608,122
Performance units	January 10, 2022				—	22,127	55,317		$1,129,362
Benjamin S. Butcher
Annual cash incentive bonus		$304,688	$609,375	$914,063
LTIP units	January 10, 2022							21,631	$910,016
Performance units	January 10, 2022				—	33,111	82,777		$1,689,985
Matts S. Pinard
Annual cash incentive bonus		$185,665	$371,329	$556,994
LTIP units	January 10, 2022							7,696	$323,771
Performance units	January 10, 2022				—	11,780	29,450		$601,251
Jeffrey M. Sullivan
Annual cash incentive bonus		$166,094	$332,188	$498,282
LTIP units	January 10, 2022							6,240	$262,517
Performance units	January 10, 2022				—	9,551	23,877		$487,483
Stephen C. Mecke
Annual cash incentive bonus		$225,000	$450,000	$675,000
LTIP units	January 10, 2022							9,983	$419,985
Performance units	January 10, 2022				—	15,282	38,205		$779,993

(1)
For the year ended December 31, 2022, the compensation committee approved annual cash incentive bonuses for Messrs. Crooker, Butcher, Pinard, Sullivan and Mecke of $855,938, $758,672, $464,162, $408,951 and $571,500, respectively. For more information regarding the company and individual performance goals for these annual cash incentive bonuses, see “Executive Officer Compensation Discussion and Analysis—Annual Cash Incentive Bonus Program.”

(2)
Equity incentive plan awards were made in the form of performance units. At the end of the three-year measuring period, the performance units convert into shares of common stock (or other securities) at a rate depending on our TSR over the measuring period as compared to three different benchmarks and on the absolute amount of our TSR. A recipient of performance units may receive as few as zero shares or as many as 250% of the number of target units, plus deemed dividends on earned shares. For more information regarding the performance criteria for these performance unit awards, see “Executive Officer Compensation Discussion and Analysis—Equity Incentive Compensation Program—Performance Units.”

(3)
Stock awards were made in the form of LTIP units. The LTIP units will vest over four years in equal installments on a quarterly basis beginning on March 31, 2022, subject to continued service. For more information regarding the LTIP unit awards, see “Executive Officer Compensation Discussion and Analysis—Equity Incentive Compensation Program—LTIP Units.”

(4)
The amounts included in this column represent the full grant date fair value of the LTIP units and performance units, determined in accordance with ASC Topic 718. See Notes 7 and 8 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2022, for a discussion of our accounting of LTIP units and performance units and the assumptions used.

Outstanding Equity Awards at Fiscal Year-End 2022
The following table sets forth information with respect to outstanding equity awards held by the named executive officers as of December 31, 2022. No option awards were outstanding as of December 31, 2022. The aggregate dollar values indicated in the table below for equity incentive plan awards are the market or payout values and not the grant date fair values determined in accordance with ASC Topic 718 or the compensation expense recognized in our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2022. In addition, the number of unearned performance units in the equity incentive plan awards are the actual amounts earned under the 2020 performance unit awards and target amounts that may be earned under the 2021 and 2022 performance unit awards. For more information regarding the threshold, target and maximum amounts with respect to equity incentive plan awards granted in 2022, see “—2022 Grants of Plan-Based Awards.”
	Stock Awards
Name	Number of Shares of Stock or Units that Have Not Vested(1)	Market Value of Shares or Units that Have Not Vested(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested(3)(4)
William R. Crooker	20,950	$676,895	72,879	$2,354,720
Benjamin S. Butcher	40,118	$1,296,213	153,071	$4,945,724
Matts S. Pinard	7,974	$257,640	17,476	$564,650
Jeffrey M. Sullivan	12,557	$405,717	41,493	$1,340,639
Stephen C. Mecke	—	$—	52,626	$1,700,346

(1)
The following table summarizes the awards (time-based LTIP units and restricted stock) for which a portion of the awards remain unvested as of December 31, 2022. The table also provides information about the applicable vesting periods.

		Number of Units
Grant Date	Grant Date Fair Value	Crooker	Butcher	Pinard	Sullivan	Mecke	Vesting Periods
January 8, 2020	$29.47	13,064	30,879	2,514	10,180	14,252	Units vest over four years in equal installments on a quarterly basis
January 7, 2021	$28.13	13,686	32,350	3,149	10,665	14,931	Units vest over four years in equal installments on a quarterly basis
January 10, 2022	$42.07	14,455	21,631	7,696	6,240	9,983	Units vest over four years in equal installments on a quarterly basis

(2)
Based on our common stock closing price of $32.31 on December 31, 2022.

(3)
The following table summarizes the performance unit awards (at target amounts) for which a portion of the awards remain unearned and unvested as of December 31, 2022, assuming the performance unit awards are earned at the conclusion of the applicable measurement period. The table also provides information about the applicable vesting periods.
		Number of Performance Units
Grant Date	Grant Date Fair Value	Crooker	Butcher	Pinard	Sullivan	Mecke	Vesting Periods
January 8, 2020	$36.18	19,762	46,711	2,048	12,438	21,559	Earned shares/units vest immediately
January 7, 2021	$33.19	21,543	50,919	2,669	13,558	23,501	Earned shares/units vest immediately
January 10, 2022	$51.04	22,127	33,111	11,780	9,551	15,282	Earned shares/units vest immediately

(4)
For performance units, value is based on our closing price of $32.31 on December 31, 2022. For the 2020 performance unit awards, the number and value set forth in the table is based on the amount that the named executive officers earned for the three-year performance period ended December 31, 2022. The compensation committee determined the number of shares of common stock and LTIP units earned under the 2020 performance unit awards on January 11, 2023. For the 2021 and 2022 performance unit awards, the number and value set forth in the table assumes that the named executive officers earn the target amounts of performance units. See footnote 3 above.

2022 Option Exercises and Stock Vested
The following table sets forth the aggregate number of LTIP units and shares of common stock that vested or were earned and issued, as applicable, in 2022. The value realized on vesting is the product of (i) the fair market value of a share of common stock on the vesting or issuance date, multiplied by (ii) the number of LTIP units or shares vesting or issued. The value realized is before payment of any applicable withholding tax and brokerage commissions. No options were exercised during 2022.
Name	Vesting Date	Closing Market Price	Number of Shares Acquired on Vesting(1)(2)	Value Realized on Vesting
William R. Crooker
	January 10, 2022	$44.19	58,768	$2,596,958
	March 31, 2022	$41.35	3,599	$148,819
	June 30, 2022	$30.88	3,598	$111,106
	September 30, 2022	$28.43	3,600	$102,348
	December 31, 2022	$32.31	3,598	$116,251
Benjamin S. Butcher
	January 10, 2022	$44.19	138,910	$6,138,433
	March 31, 2022	$41.35	7,721	$319,263
	June 30, 2022	$30.88	7,723	$238,486
	September 30, 2022	$28.43	7,723	$219,565
	December 31, 2022	$32.31	7,723	$249,530
Matts S. Pinard
	January 1, 2022	$47.96	710	$34,052
	January 10, 2022	$44.19	5,753	$254,225
	March 31, 2022	$41.35	1,021	$42,218
	June 30, 2022	$30.88	1,021	$31,528
	September 30, 2022	$28.43	1,021	$29,027
	December 31, 2022	$32.31	1,022	$33,021
Jeffrey M. Sullivan
	January 10, 2022	$44.19	36,987	$1,634,456
	March 31, 2022	$41.35	2,491	$103,003
	June 30, 2022	$30.88	2,490	$76,891
	September 30, 2022	$28.43	2,491	$70,819
	December 31, 2022	$32.31	2,490	$80,452
Stephen C. Mecke
	January 10, 2022	$44.19	64,112	$2,833,109
	March 31, 2022	$41.35	3,565	$147,413
	June 30, 2022	$30.88	3,564	$110,056
	September 30, 2022	$28.43	3,564	$101,325
	December 31, 2022	$32.31	22,080	$713,405

(1)
Time-based LTIP units vest over four years in equal installments on a quarterly basis on March 31, June 30, September 30 and December 31 of each year. Vested LTIP units can be converted to common units in our operating partnership on a one-for-one basis once a material equity transaction has occurred that results in the accretion of the member’s capital account to the economic equivalent of the common unit. During 2022, there was a material equity transaction in our operating partnership which resulted in an accretion of the member’s capital account to the economic value equivalent of the common units. The LTIP units may be converted to common units.
(2)
Pursuant to the 2011 Equity Incentive Plan, on January 10, 2022, the compensation committee determined the number of LTIP units and shares of common stock to be issued pursuant to the January 2019 performance unit awards as follows: Mr. Crooker, 58,768 LTIP units that vested on the issuance date; Mr. Butcher, 138,910 LTIP units that vested on the issuance date; Mr. Pinard, 5,753 LTIP units that vested on the issuance date; Mr. Sullivan, 36,987 LTIP units that vested on the issuance date; and Mr. Mecke, 64,112 LTIP units that vested on the issuance date.

Equity Compensation Plan Information
The following table summarizes information, as of December 31, 2022, relating to our equity compensation plans pursuant to which we grant options, restricted stock, LTIP units or other rights to acquire shares from time to time.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders(2)	2,314,076	—	1,269,097
Equity compensation plans not approved by security holders	—	—	—
Total	2,314,076	—	1,269,097

(1)
Consists entirely of LTIP units that, upon the satisfaction of certain conditions, are convertible into common units, which may then be redeemed for cash, or at our option, an equal number of shares of common stock, subject to certain restrictions. There is no exercise price associated with LTIP units.

(2)
2011 Equity Incentive Plan. Please see “Proposal 3: Amendment to the 2011 Equity Incentive Plan” for a description of the Amendment to the 2011 Equity Incentive Plan that is subject to stockholder approval at the annual meeting.

Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K promulgated by the SEC, we are providing the following information about the ratio of the median employee’s total annual compensation to the total annual compensation of our chief executive officer for the year ended December 31, 2022. Mr. Butcher served as our chief executive officer until June 30, 2022, when Mr. Crooker became our chief executive officer. In accordance with Instruction 10 to Item 402(u) of Regulation S-K, we are basing our calculation of our chief executive officer’s compensation on Mr. Crooker’s compensation, as he was serving as chief executive officer on December 31, 2022, the date that we had determined our median employee (as discussed below). In making such calculation, we have estimated Mr. Crooker’s compensation for 2022 for his service as chief executive officer by annualizing his compensation from July 1, 2022 through December 31, 2022 and assuming he received equity awards as if he were chief executive officer for the entire year. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
For 2022, our last completed fiscal year:
•
the median employee total annual compensation (excluding our chief executive officer) was $228,745;

•
chief executive officer total annual compensation (on an annualized basis ) was $3,678,700; and

•
the ratio of chief executive officer to median employee total annual compensation was 16:1.

In determining the median employee, we prepared a list of all employees as of December 31, 2022 and reviewed the amount of salary, wages and equity awards of all such employees reported to the Internal Revenue Service on Form W-2 for 2022. We also reviewed pre-tax wages that were contributed by employees to a pre-tax parking program, a flexible spending account program and supplemental insurance policy premiums. More specifically, for each employee, we aggregated the amounts indicated on the face of his or her Form W-2 and pre-tax wages allocated to commuting costs, flexible spending accounts and supplemental insurance policy premiums. We had 93 employees as of December 31, 2022. Salaries, wages and bonuses were annualized for those employees that were not employed for the full year of 2022. In addition, bonuses for employees who were not employed for the full year of 2021 were annualized because the Form W-2 amounts reflect bonuses paid in 2022 for 2021 employment. We identified the median employee using this compensation measure, which was consistently applied to all employees included in the calculation. Because all employees are located in the United States, we did not make any cost-of-living adjustments in identifying the median employee.
Once the median employee was identified, we combined all of the elements of such employee’s compensation for 2022 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K promulgated by the SEC, resulting in median employee total annual compensation of $228,745. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.
Pay-Versus-Performance
Pay-Versus-Performance Table
The following table presents certain information regarding compensation paid to our chief executive officers and other named executive officers, and certain measures of financial performance, for the three years ended December 31, 2022. The amounts shown below are calculated in accordance with Item 402(v) of Regulation S-K promulgated by the SEC.
Year(1)	Summary Compensation Table Total for CEO (Butcher)	Summary Compensation Table Total for CEO (Crooker)	Compensation Actually Paid to CEO (Butcher)(2)(3)	Compensation Actually Paid to CEO (Crooker)(2)(4)	Average Summary Compensation Table Total for Non-CEO NEOs	Average Compensation Actually Paid for Non-CEO NEOs(2)(5)	Value of Initial Fixed $100 Investment Based on:			Company Selected Measure
							Company TSR	MSCI US REIT Index TSR	Net Income(6)	Core FFO per Share
2022	$3,876,231	$3,188,372	$(1,626,373)	$651,843	$1,867,742	$(465,690)	$116.52	$99.82	$182,234	$2.21
2021	$4,449,298	—	$15,236,732	—	$2,170,340	$5,496,820	$165.73	$132.23	$196,432	$2.06
2020	$4,188,250	—	$5,077,126	—	$1,760,221	$2,107,975	$104.19	$92.43	$206,795	$1.89

(1)
Our chief executive officer and other named executive officers for the applicable years were as follows:

•
2022: Mr. Butcher served as our chief executive officer through June 30, 2022, Mr. Crooker has served as our chief executive officer since July 1, 2022 and Messrs. Pinard, Sullivan and Mecke served as the other named executive officers.

•
2021: Mr. Butcher served as our chief executive officer and Messrs. Crooker, Sullivan and Mecke and David G. King, our former executive vice president and director of real estate operations, served as the other named executive officers.

•
2020: Mr. Butcher served as our chief executive officer and Messrs. Crooker, Sullivan, Mecke and King served as the other named executive officers.

(2)
Represents the amount of “compensation actually paid” to our chief executive officers and the named executive officers, as computed in accordance with Item 402(v) of Regulation S-K. To calculate the compensation “actually paid,” we (i) deducted the amounts presented in the Stock Awards column of the Summary Compensation Table for the applicable year and (ii) added equity awards amounts calculated in accordance with Item 402(v)(2)(iii)(C) of Regulation S-K promulgated by the SEC that reflect the aggregate of the following components, as applicable: (a) the fair value as of the end of the applicable year of unvested equity awards granted in that year; (b) the change in fair value during the applicable year of equity awards granted in prior years that remained outstanding and unvested at the end of the year and (c) the change in fair value during the applicable year through the vesting date of equity awards granted in prior years that vested during the year, less the fair value at the end of the prior year of awards granted prior to the applicable year that failed to meet applicable vesting conditions during the year. Equity values are calculated in accordance with ASC Topic 718, and the valuation methods used to calculate fair values did not materially differ from those disclosed at the time of the grant.
(3)
In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Butcher’s total compensation for each year to determine the compensation actually paid (using the methodology described in footnote 2 above).

Year	Summary Compensation Table Total	“Stock Awards” Column of Summary Compensation Table	Equity Award Adjustments	Compensation Actually Paid
2022	$3,876,231	$(2,600,001)	$(2,902,603)	$(1,626,373)
2021	$4,449,298	$(2,600,008)	$13,387,442	$15,236,732
2020	$4,188,250	$(2,600,008)	$3,488,884	$5,077,126

(4)
In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Crooker’s total compensation for 2022 to determine the compensation actually paid (using the methodology described in footnote 2 above).

Year	Summary Compensation Table Total	“Stock Awards” Column of Summary Compensation Table	Equity Award Adjustments	Compensation Actually Paid
2022	$3,188,372	$(1,737,484)	$(799,045)	$651,843

(5)
In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the average total compensation for the named executive officers as a group for each year to determine the compensation actually paid (using the methodology described in footnote 2 above):

Year	Average Summary Compensation Table Total	Average “Stock Awards” Column of Summary Compensation Table	Average Equity Award Adjustments	Average Compensation Actually Paid
2022	$1,867,742	$(958,333)	$(1,375,099)	$(465,690)
2021	$2,170,340	$(950,000)	$4,276,480	$5,496,820
2020	$1,760,221	$(950,005)	$1,297,759	$2,107,975

(6)
Net income amounts presented in thousands.

Financial Performance Measures
As described in greater detail in “Executive Officer Compensation Discussion and Analysis,” our executive compensation program reflects a variable pay-for-performance philosophy. The metrics that we use for both our long-term and short-term incentive awards are selected based on our objective to incentivize the named executive officers to increase the value of our enterprise for our stockholders. The most important financial performance measures that we used to link compensation actually paid to the named executive officers for 2022 to company performance are as follows:
Most Important Performance Measures

•
Relative TSR (our TSR as compared to the size-based peer group, the industry peer group and the MSCI US REIT Index)

•
Core FFO per Share

•
Net Debt to Run Rate Adjusted EBITDAre

•
Same Store Cash NOI Growth

See Appendix A attached hereto for definitions of Core FFO, Net Debt, Run Rate Adjusted EBITDAre and Same Store Cash NOI.
Relationship Between Compensation Actually Paid and Company Performance
The relationship between compensation actually paid to our chief executive officers and other named executive officers and our financial performance for the three-year period shown in the table above is described in more detail below. For comparison purposes, the compensation of our chief executive officer for the year ended December 31, 2022 discussed below reflects the average of the compensation actually paid to Mr. Butcher in 2022 and the compensation actually paid to Mr. Crooker in 2022.
Compensation Actually Paid and Company TSR
As demonstrated by the following graph, the amount of compensation actually paid to our chief executive officer and the average amount of compensation actually paid to the other named executive officers is generally aligned with our cumulative TSR for the three-year period presented in the table above. While we use numerous financial and non-financial performance measures for purposes of our executive compensation program, a significant portion of the compensation actually paid to the named executive officers is comprised of performance unit awards based on TSR performance. For more information regarding the performance criteria for performance unit awards, see “Executive Officer Compensation Discussion and Analysis—Equity Incentive Compensation Program—Performance Units.”

Compensation Actually Paid and Net Income
The following graph compares the amount of compensation actually paid to our chief executive officer and the average amount of compensation actually paid to the other named executive officers to our net income for the three-year period presented in the table above. Net income included approximately $57.5 million, $98.0 million and $135.7 million, respectively, of gain from sales of properties in 2022, 2021 and 2020. Excluding gain from sales of properties, our net income increased by approximately 26.7% from 2021 to 2022 and 38.4% from 2020 to 2021. While we do not use net income as a performance measure in our executive compensation program, net income is correlated with certain financial performance measures used to determinate annual cash incentive bonuses, including Core FFO per Share, Run Rate Adjusted EBITDAre and Same Store Cash NOI Growth. For more information regarding the performance criteria for annual cash incentive bonuses, see “Executive Officer Compensation Discussion and Analysis—Annual Cash Incentive Bonus Program.”
Compensation Actually Paid and Core FFO per Share
As demonstrated by the following graph, the amount of compensation actually paid to our chief executive officer and the average amount of compensation actually paid to the other named executive officers is generally aligned with our Core FFO per Share performance for the three-year period presented in the table above. While we use numerous financial and non-financial performance measures for the purpose of evaluating performance for our executive compensation program, we determined that Core FFO per Share is the financial performance measure that, in our assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by us to link compensation actually paid to the named executive officers for 2022 to our performance. For more information regarding the performance criteria for annual cash incentive bonuses, see “Executive Officer Compensation Discussion and Analysis—Annual Cash Incentive Bonus Program.”

Company TSR and MSCI US REIT Index TSR
As demonstrated by the following graph, our cumulative TSR for the three-year period presented in the table above was +16.5%, while the cumulative TSR of the MSCI US REIT Index was -0.2% for the same period. For more information regarding our performance and executive compensation program see “Executive Officer Compensation Discussion and Analysis.”

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
Employment Agreements
We have entered into employment agreements with each of the named executive officers. We believe that the employment agreements benefit us by helping to retain the executives and by requiring the executive officers to devote the necessary business attention and time to our affairs. The current terms of the employment agreements with Messrs. Crooker, Pinard and Sullivan expire on July 1, 2025, January 10, 2024 and December 31, 2023, respectively; and the term of each agreement renews automatically for successive one-year periods unless, not fewer than 60 days before the termination of the then existing term, either party provides notice of non-renewal to the other party. In connection with his appointment as executive chairman, we entered into an amended and restated employment agreement with Mr. Butcher, effective as of July 1, 2022, that provided for Mr. Butcher to serve as our executive chair for an initial term of one year, subject to an automatic extension for one six-month period unless, not less than 60 days prior to the termination of the then current term, either party provides a notice of non-renewal to the other party. In March 2023, in connection with the successful completion of our management succession plan, the board provided a notice of non-renewal to Mr. Butcher, whose role as executive chair will end on June 30, 2023. Subject to re-election at the annual meeting, effective as of July 1, 2023, the board expects that Mr. Butcher will continue to serve on the board as a non-management director.
Pursuant to the employment agreements, the named executive officers are eligible to receive awards of LTIP units and other equity awards, subject to the terms of the 2011 Equity Incentive Plan (or other then effective incentive plan) and the applicable award agreement and the discretion of the compensation committee. The employment agreements also provide for participation in any other employee benefit plans, insurance policies or contracts maintained by us relating to retirement, health, disability, vacation and other related benefits.
The employment agreements with each of Messrs. Crooker, Pinard and Sullivan provide that, upon the termination of his employment either by us without “cause” or by the executive officer for “good reason,” or in the event that following a change of control we or our successor gives him a notice of non-renewal within 12 months following the change of control, each executive officer will be entitled to the following severance payments and benefits, subject to his execution of a general release in our favor:
•
a pro rata bonus based on the portion of the fiscal year elapsed at the time of termination;

•
with respect to Mr. Crooker, a lump-sum cash payment equal to three times the sum of (i) his then-current annual base salary and (ii) the bonus paid to Mr. Crooker for the most recently completed fiscal year;

•
with respect to Messrs. Pinard and Sullivan, a lump sum cash payment equal to two times the sum of (i) his then current annual base salary and (ii) the bonus paid to the executive officer for the most recently completed fiscal year;

•
group health premiums or other insurance for a period of 18 months; and

•
immediate vesting of all outstanding equity-based awards (other than performance-based awards) held by the executive officer.

The employment agreement with Mr. Butcher provides that upon the termination of his employment either by us without “cause” or by the executive officer for “good reason,” or in the event that following a change of control during the initial term of the employment agreement, we or our successor gives him a notice of non-renewal following the change of control, Mr. Butcher will be entitled to the following severance payments and benefits, subject to his execution of a general release in our favor:
•
a pro rata bonus based on the portion of the fiscal year elapsed at the time of termination;

•
a lump-sum cash payment equal to two times the sum of (i) Mr. Butcher’s then-current annual base salary and (ii) the bonus paid to Mr. Butcher for the most recently completed fiscal year;

•
group health premiums or other insurance for a period of 18 months; and

•
immediate vesting of all outstanding equity-based awards (other than performance-based awards) held by Mr. Butcher.

In addition, the employment agreements with Messrs. Crooker, Butcher, Pinard and Sullivan provide that, upon termination of employment by reason of the executive officer’s death or disability, the executive officer will be entitled to receive (i) his accrued and unpaid then-current annual base salary as of the date of his death or disability, (ii) a bonus pro-rated through the date of his death or disability and (iii) group health premiums or other insurance for a period of 18 months.
Mr. Butcher’s employment agreement also provides that he is entitled to receive group health or other insurance premiums for a period of 18 months following expiration of the initial term, if we give notice of non-renewal, or following expiration of the agreement at the end of the extended term.
In some instances, the terms of the performance units modify the provisions of the employment agreements that otherwise provide for full vesting of all equity awards upon certain terminations. For example, in most terminations of employment, the performance units vest on a pro rata basis, rather than in full.
The employment agreements with each of Messrs. Crooker, Pinard and Sullivan provide that each executive officer will be subject to a non-competition provision for the 12-month period following any termination of employment, except if we terminate his employment without “cause,” if we provide a notice of non-renewal or if the executive officer terminates his employment for “good reason.” The employment agreement with Mr. Butcher provides that Mr. Butcher will be subject to a non-competition provision for the 12-month period following any termination of employment, except if we terminate his employment without “cause” or if Mr. Butcher terminates his employment for “good reason.”
Pursuant to the employment agreements, Messrs. Crooker, Butcher, Pinard and Sullivan are eligible to receive a reasonable allowance for monthly commuting and parking expenses.
None of the employment agreements contains an excise tax gross-up provision under Section 280G of the Code.
In connection with his appointment on March 13, 2023, we entered into an employment agreement with Mr. Kimball, effective upon commencement of employment, that provides for Mr. Kimball to serve as our executive vice president—real estate operations. The employment agreement with Mr. Kimball is substantially similar to the employment agreements with Messrs. Pinard and Sullivan described above.
Accelerated Vesting of Equity Awards
LTIP Unit Agreements
Under the LTIP unit agreements, the vesting of unvested LTIP units is accelerated upon a change in control (as defined in the applicable agreements) or termination of employment by reason of death or disability.
Performance Unit Agreements
Under the performance unit agreements, the awarding of unearned and unvested performance units is accelerated upon a change in control (as defined in the performance unit agreements). Upon a change in control of our company, the measuring period for the performance units ends, and performance is measured and the award calculated and made, without pro ration, based on TSR through the date of the change in control. Upon a termination of a recipient’s employment by reason of death or disability, by the company without “cause” (as defined in the performance unit agreement) or by the recipient for “good reason” (as defined in the performance award agreement), the measuring period for such recipient’s performance units ends, and performance is measured and the award calculated and made, after pro ration, based on the portion of the full measuring period elapsed and our TSR through the date of termination. Upon a termination of the recipient’s employment during the measuring period by the company for “cause” or by the recipient without “good reason,” the performance units terminate without any award of shares.

Employee Retirement Vesting Program
The compensation committee has adopted the STAG Industrial, Inc. Employee Retirement Vesting Program (the “Retirement Vesting Program”) to provide supplemental retirement benefits for eligible employees. The Retirement Vesting Program will be administered by the compensation committee.
Under the Retirement Vesting Program, upon an eligible employee’s Qualifying Retirement (as defined below), the employee would be entitled to: (i) the immediate vesting of all outstanding time-based equity awards (i.e., awards that are subject to forfeiture solely pursuant to a time-based vesting schedule); and (ii) subject to the compensation committee’s future certification that the performance goals for the applicable period have been achieved, a prorated portion of any outstanding performance-based equity awards (i.e., awards for which the performance period has not expired and which remain subject to vesting based on the specified performance measures). The prorated portion of such performance-based equity awards will be determined at the end of the applicable performance period based on our actual performance and will be calculated by multiplying the full amount of any such award so payable by a fraction, the numerator of which shall equal the number of days such employee was employed during the performance period and the denominator of which shall equal the number of days in the performance period.
To be eligible to participate in the Retirement Vesting Program upon a Qualifying Retirement, an employee must satisfy certain terms and conditions, including the employee must (i) provide us with at least six months’ advance written notice of his or her retirement, and (ii) sign and not revoke a general release and non-competition agreement, with ongoing non-competition and employee non-solicitation provisions that remain in effect for at least 12 months following termination of employment (which non-competition and employee non-solicitation provisions, in the discretion of the compensation committee, may be those already established in an employment agreement with us).
For purposes of the Retirement Vesting Program, “Qualifying Retirement” means an employee’s voluntarily termination of employment (other than where grounds for “cause” exist) at or after having satisfied the “Rule of 70.” “Rule of 70” means when an employee’s years of service with us or our affiliates or predecessors (must be at least 10 years, based on 120 months of continuous employment, not calendar years) plus his or her age (must be at least 55 years old) on the date of termination of service equals or exceeds 70. An employee’s “service” for purposes of the Retirement Vesting Program will continue until he or she is no longer serving in the role as employee, director or consultant of our company or any affiliate.

Termination Payment Table
The following table indicates the cash amounts and accelerated vesting that Messrs. Crooker, Butcher, Pinard and Sullivan would be entitled to receive under various termination or change of control circumstances pursuant to the terms of their employment agreements and the applicable award agreements under the 2011 Equity Incentive Plan. This table assumes that the termination or change of control, as applicable, occurred on December 31, 2022.
Name and Termination or Change of Control Scenario	Cash Payment	Acceleration of Vesting of Equity Awards(1)(2)	Total
William R. Crooker
Voluntary termination, retirement or involuntary termination for cause	$—	$—	$—
Qualifying retirement	$—	$—	$—
Termination by company without cause or by employee for good reason	$2,700,458	$2,349,874	$5,050,332
Accelerated vesting upon change of control(2)	$—	$2,994,103	$2,994,103
Notice of non-renewal within 12 months following change of control	$2,700,458	$2,349,874	$5,050,332
Death or disability(3)	$900,458	$2,349,874	$3,250,332
Benjamin S. Butcher
Voluntary termination, retirement or involuntary termination for cause	$—	$—	$—
Qualifying retirement(4)	$—	$5,088,890	$5,088,890
Termination by company without cause or by employee for good reason	$1,438,755	$5,088,890	$6,527,645
Accelerated vesting upon change of control(2)	$—	$6,288,301	$6,288,301
Notice of non-renewal within 12 months following change of control	$1,438,755	$5,088,890	$6,527,645
Death or disability(3)	$788,755	$5,088,890	$5,877,645
Matts S. Pinard
Voluntary termination, retirement or involuntary termination for cause	$—	$—	$—
Qualifying retirement	$—	$—	$—
Termination by company without cause or by employee for good reason	$1,258,682	$521,903	$1,780,585
Accelerated vesting upon change of control(2)	$—	$754,018	$754,018
Notice of non-renewal within 12 months following change of control	$1,258,682	$521,903	$1,780,585
Death or disability(3)	$508,682	$521,903	$1,030,585
Jeffrey M. Sullivan
Voluntary termination, retirement or involuntary termination for cause	$—	$—	$—
Qualifying retirement	$—	$—	$—
Termination by company without cause or by employee for good reason	$1,203,471	$1,421,802	$2,625,273
Accelerated vesting upon change of control(2)	$—	$1,753,528	$1,753,528
Notice of non-renewal within 12 months following change of control	$1,203,471	$1,421,802	$2,625,273
Death or disability(3)	$453,471	$1,421,802	$1,875,273

(1)
Amounts in this column reflect accelerated vesting of unvested LTIP units and performance units granted pursuant to the 2011 Equity Incentive Plan. For purposes of this table, each LTIP unit and performance unit was valued at $32.31, the closing price of our common stock on the NYSE on December 31, 2022.

(2)
For a discussion of the vesting of equity awards upon the occurrence of certain triggering events, including a change in control, termination without cause and Qualifying Retirement, see “—Accelerated Vesting of Equity Awards” above.

(3)
Upon death of the named executive officer, the executive officer will receive a prorated bonus for services performed during the year. The prorated bonus will be derived from the bonus paid in the previous fiscal year. Under the equity award agreements, the vesting of unvested LTIP units and unearned and unvested performance units is accelerated at death or disability. See “—Accelerated Vesting of Equity Awards” above.

(4)
Mr. Butcher has satisfied the “Rule of 70” requirements and was eligible to participate in the Retirement Vesting Program.

COMPENSATION COMMITTEE REPORT
The following is a report by the compensation committee submitted in connection with its review of the Compensation Discussion and Analysis section of this proxy statement prepared in connection with the annual meeting.
The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K promulgated by the SEC. Based on such review and discussion, the compensation committee recommended to the board (and the board has approved) that the Compensation Discussion and Analysis be included in this proxy statement.
Submitted by the Compensation Committee of the Board
Jeffrey D. Furber (Chair)
Virgis W. Colbert
Michelle S. Dilley
Larry T. Guillemette
Hans S. Weger

AUDIT COMMITTEE REPORT
The following is a report by the audit committee submitted in connection with its review of our financial reports for the fiscal year ended December 31, 2022. Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate this proxy statement in future filings with the SEC, in whole or in part, the following report shall not be deemed incorporated by reference into any such filing.
The audit committee oversees our financial reporting process on behalf of the board, in accordance with the audit committee charter. Management is responsible for our financial statements and the financial reporting process, including implementing and maintaining effective internal control over financial reporting and for the assessment of, and reporting on, the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed with management and PricewaterhouseCoopers LLP the audited financial statements for STAG Industrial, Inc. for the fiscal year ended December 31, 2022.
In addition, the audit committee has (i) discussed with the representatives of PricewaterhouseCoopers LLP the matters that are required to be discussed by the Statement on Auditing Standard No. 1301, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board, (ii) discussed and received the written disclosures and the letter from PricewaterhouseCoopers LLP that are required by applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP’s communications with the audit committee concerning independence, and (iii) discussed with PricewaterhouseCoopers LLP the auditors’ independence from the company and management.
Based on the reviews and discussions referred to above, the audit committee recommended to the board (and the board approved) that the audited financial statements be included in our annual report on Form 10-K for the year ended December 31, 2022 for filing with the SEC. The annual report on Form 10-K was filed with the SEC on February 15, 2023.
The members of the audit committee have oversight responsibilities only and are not acting as experts in accounting and auditing. Members of the audit committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent registered public accountants. Accordingly, the audit committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit committee’s considerations and discussions referred to above do not assure that the audit of our financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with GAAP or that PricewaterhouseCoopers LLP is in fact “independent.”
Submitted by the Audit Committee of the Board
Hans S. Weger (Chair)
Jit Kee Chin
Larry T. Guillemette
Francis X. Jacoby III
Christopher P. Marr

PROPOSAL 2:
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Proposal
The audit committee of the board has selected the accounting firm of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the year ending December 31, 2023, and the board is asking stockholders to ratify this appointment. Although current law, rules and regulations, as well as the audit committee charter, require the company’s independent auditor to be engaged, retained and supervised by the audit committee, the board considers the selection of the independent auditor to be an important matter of stockholder concern and is submitting the selection of PricewaterhouseCoopers LLP for ratification by stockholders as a matter of good corporate practice. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since our formation in July 2010 and is considered by our management to be well qualified.
A representative of PricewaterhouseCoopers LLP will be present at the annual meeting, will be given the opportunity to make a statement and will be available to respond to appropriate questions.
Fee Disclosure
The following is a summary of the fees incurred or billed by PricewaterhouseCoopers LLP for professional services rendered for our company for the years ended December 31, 2022 and December 31, 2021:
	Year Ended December 31, 2022	Year Ended December 31, 2021
Audit Fees	$1,072,450	$1,132,500
Tax Fees	—	—
Audit-Related Fees	—	—
All Other Fees	$2,900	2,700
Total	$1,075,350	$1,135,200
Audit Fees
“Audit Fees” consist of fees and related expenses incurred for professional services rendered for the audit of the financial statements and services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements. For example, audit fees include fees for professional services rendered in connection with quarterly and annual reports, and the issuance of consents by PricewaterhouseCoopers LLP to be named in, filed with the SEC and to the use of their audit report in, our registration statements filed with the SEC.
Tax Fees
“Tax Fees” consist of fees and related expenses incurred or billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance and tax planning and structuring.
Audit-Related Fees and All Other Fees
“Audit-Related Fees” and “All Other Fees” consist of fees and related expenses for products and services other than services described under “Audit Fees” and “Tax Fees.”
Pre-Approval Policy
All audit, tax and other services provided to us were reviewed and pre-approved by the audit committee or a member of the audit committee designated by the full committee to pre-approve such services. The audit committee or designated member concluded that the provision of such services by PricewaterhouseCoopers LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.
Vote Required
The affirmative vote of a majority of the votes cast at a meeting at which a quorum is present is required to ratify the appointment of our independent registered public accounting firm, which is considered a routine matter. For purposes of the vote on the ratification of the appointment of our independent registered public accounting firm, abstentions will not be counted as votes cast and will have no effect on the result of the vote.
Recommendation
The board recommends a vote FOR the ratification of the appointment of the independent registered public accounting firm.

PROPOSAL 3:
AMENDMENT TO THE 2011 EQUITY INCENTIVE PLAN
Proposal
We are asking our stockholders to approve the Amendment to the 2011 Equity Incentive Plan. The 2011 Equity Incentive Plan provides for the issuance of equity-based awards, including stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards and other equity awards, such as LTIP units in our operating partnership, to our executive officers, directors, employees and other individuals providing bona fide services to or for us.
The board believes that the 2011 Equity Incentive Plan is an important factor in attracting and retaining the high caliber employees and other service providers essential to our success and in aligning those individuals’ long-term interests with those of our stockholders. Therefore, the board has approved the Amendment to the 2011 Equity Incentive Plan, subject to the approval of stockholders at the annual meeting, to ensure that the board and the compensation committee will be able to use the 2011 Equity Incentive Plan to make the types of awards, and covering the number of shares, as necessary to meet these needs. The board believes that approval of the Amendment to the 2011 Equity Incentive Plan is in the best interests of our company and our stockholders. Stockholder approval of the Amendment to the 2011 Equity Incentive Plan is necessary for us to comply with NYSE stockholder approval requirements for equity compensation plans.
If approved by our stockholders, the Amendment to the 2011 Equity Incentive Plan will increase the total number of shares of our common stock authorized and reserved for issuance under the 2011 Equity Incentive Plan by 3,500,000 shares and extend the expiration date of the 2011 Equity Incentive Plan from April 30, 2028 to April 24, 2033. If our stockholders do not approve the Amendment to the 2011 Equity Incentive Plan, the 2011 Equity Incentive Plan will continue in effect under the terms currently in place. Any awards previously granted under the 2011 Equity Incentive Plan will remain in effect pursuant to their terms.
As of February 27, 2023, subject to increases resulting from the forfeiture of currently outstanding awards, 1,065,589 shares of common stock were reserved and available for future issuances under the 2011 Equity Incentive Plan, excluding shares that may be issued upon settlement of outstanding performance units. In addition, as of February 27, 2023, we have reserved for issuance under the 2011 Equity Incentive Plan approximately 355,892 shares pursuant to outstanding performance units, assuming settlement at target levels, or 889,730 shares, assuming settlement at maximum levels (before any deemed dividends).
In the three years ended December 31, 2022, we issued 1,586,849 shares, net of forfeitures, from the 2011 Equity Incentive Plan, excluding any shares issuable upon settlement of performance units granted during the three years ended December 31, 2022, and remaining outstanding as of December 31, 2022, which totaled 250,334, assuming settlement at target levels, or 625,835, assuming settlement at maximum levels (before any deemed dividends).
As of February 27, 2023, 179,372,871 shares of common stock were outstanding, 1,570,640 shares of common stock were issuable upon exchange or conversion of outstanding common units of our operating partnership, and an additional 2,577,112 shares of common stock were issuable upon exchange or conversion of outstanding LTIP units of our operating partnership. The closing price of our shares of common stock on the NYSE on February 27, 2023 was $34.01.
The material features of the 2011 Equity Incentive Plan, as proposed to be amended, are summarized below. The following summary does not purport to be complete, and is subject to and qualified in its entirety by reference to the complete text of the Amendment to the 2011 Equity Incentive Plan, which is included hereto as Appendix B and the 2011 Equity Incentive Plan, which is filed as an exhibit to our annual report on Form 10-K for the year ended December 31, 2022.
Description of the 2011 Equity Incentive Plan
The 2011 Equity Incentive Plan provides for the issuance of equity-based awards, including stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards and other awards based on shares of our common stock, such as LTIP units in our operating partnership, that may be made by us directly to our executive officers, directors, employees and other individuals providing bona fide services to or for us.
The 2011 Equity Incentive Plan will be administered by the board, which may delegate its authority to the compensation committee. The plan administrator has the authority to make awards to the eligible participants referenced above, and to determine the eligible individuals who will receive awards, what form the awards will take, and the terms and conditions of the awards. Except as provided below with respect to equitable adjustments, the plan administrator may not reduce the exercise price of any stock option or stock appreciation right granted under the 2011 Equity Incentive Plan or take any other action that is treated as a repricing under generally accepted accounting principles without first obtaining the consent of our stockholders.
Upon stockholder approval of the Amendment to the 2011 Equity Incentive Plan, subject to adjustments as provided below, the shares of common stock that are reserved for issuance under the 2011 Equity Incentive Plan, in the aggregate, shall be 10,142,461. The aggregate authorization under the 2011 Equity Incentive Plan represents an increase of 3,500,000 shares of common stock (1.9% of the issued and outstanding shares of our common stock and common units and LTIP units of our operating partnership as of February 27, 2023) more than the number of shares of common stock that were reserved in the aggregate for issuance under the 2011 Equity Incentive Plan as of February 27, 2023.
If any award or portion of an award granted under the 2011 Equity Incentive Plan expires or terminates unexercised, becomes unexercisable, is settled in cash without the delivery of common stock or is forfeited or otherwise terminated, then any shares of common stock (or LTIP units) covered by such lapsed, cancelled, expired, unexercised or cash-settled portion of such award will be available for the grant of other awards. If any option is exercised and the exercise price is paid by tendering or withholding shares of common stock or if a tax withholding obligation under an award is satisfied by tendering or withholding shares of common stock, then the number of shares tendered or withheld will not be available for the grant of other awards. If shares of common stock are issued in settlement of a stock appreciation right, the number of shares of common stock available for the grant of other awards will be reduced by the number of shares of common stock for which the stock appreciation right was exercised (rather than the number of shares of common stock issued in settlement of the stock appreciation right). Upon the exercise of any award granted in tandem with any other award, the related award will be cancelled to the extent of the number of shares of common stock as to which the award is exercised and, notwithstanding the foregoing, that number of shares will no longer be available for award under the 2011 Equity Incentive Plan.
The 2011 Equity Incentive Plan requires a participant to reimburse us for certain payments received under an award and any profits realized by the participant from certain sales of our securities if we are required to prepare an accounting restatement due to our material noncompliance, as a result of misconduct, with any financial reporting requirements under the securities laws. This requirement applies to any participant who knowingly or through gross negligence engaged in the misconduct, any participant who knowingly or through gross negligence failed to prevent the misconduct and any participant who is subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002.
In the event of a stock dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger or other similar corporate transaction or event, that affects shares of our common stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants under the 2011 Equity Incentive Plan, then the plan administrator will make equitable changes or adjustments to:
•
the aggregate number and kind of shares of common stock that may thereafter be issued in connection with awards;

•
the limits on the number of shares that may be granted to any individual in any fiscal year;

•
the number and kind of shares of common stock issued or issuable in respect of outstanding awards; and

•
the exercise price, grant price, purchase price or other terms relating to any outstanding award.

In addition, the plan administrator may determine that any equitable adjustment may be accomplished by making a payment to the award holder, in the form of cash or other property (including but not limited to shares of our common stock).
We may make certain awards in the form of LTIP units. LTIP units are a separate series of units of limited partnership interests in our operating partnership. LTIP units, which can be granted either as free-standing awards or in tandem with other awards under the 2011 Equity Incentive Plan, will be valued by reference to the value of shares of our common stock, and will be subject to such conditions and restrictions as the compensation committee may determine, including continued employment or service, computation of financial metrics and/or achievement of pre-established performance goals and objectives. If applicable conditions and/or restrictions are not attained, participants will forfeit their LTIP units. Unless otherwise provided, LTIP unit awards, whether vested or unvested, will entitle the participant to receive current distributions from our operating partnership equivalent to the dividends that would be payable with respect to the number of shares of our common stock underlying the LTIP unit award.
LTIP units are structured as “profits interests” for U.S. federal income tax purposes, and the grant, vesting or conversion of LTIP units does not produce a tax deduction for us. As profits interests, LTIP units when granted initially will not have full parity, on a per unit basis, with the operating partnership’s common units with respect to liquidating distributions. Upon the occurrence of specified events, LTIP units can over time achieve full parity with common units and therefore accrete to an economic value for the participant equivalent to common units. If such parity is achieved, LTIP units may be converted, subject to the satisfaction of applicable vesting conditions, on a one-for-one basis into common units, which in turn are redeemable by the holder for shares of common stock on a one-for-one basis or for the cash value of such shares, at our election. However, there are circumstances under which LTIP units will not achieve parity with common units, and until such parity is reached, the value that a participant could realize for a given number of LTIP units will be less than the value of an equal number of shares of common stock and may be zero. Under the 2011 Equity Incentive Plan, each LTIP unit awarded is equivalent to an award of one share of common stock reserved under the 2011 Equity Incentive Plan, thereby reducing the number of shares of common stock available for other equity awards on a one-for-one basis.
Each stock option and stock appreciation right granted under the 2011 Equity Incentive Plan will have a term of no longer than 10 years, and will have an exercise price that is no less than 100% of the fair market value of our common stock on the date of grant of the award. Stock appreciation rights confer on the participant the right to receive cash, common stock or other property, as determined by the plan administrator, equal to the excess of the fair market value of our common stock on the date of exercise over the exercise price of the stock appreciation right. The other terms of stock options and stock appreciation rights granted by us under the 2011 Equity Incentive Plan will be determined by the plan administrator. The exercise price of an option or stock appreciation right cannot be reduced (by amendment, cancellation, substitution or otherwise) without stockholder approval.
The plan administrator will determine the terms and conditions of each grant of restricted stock or restricted stock units under the 2011 Equity Incentive Plan. Restricted stock units confer on the participant the right to receive cash, common stock or other property, as determined by the plan administrator, having a value equal to the number of shares of common stock that are subject to the award. The holders of awards of restricted stock or restricted stock units may be entitled to receive dividends or, in the case of restricted stock units, dividend equivalents, which may be payable immediately or on a deferred basis at a time determined by the plan administrator.
The plan administrator may determine to make grants of our common stock that are not subject to any restrictions or a substantial risk of forfeiture or to grant other stock-based awards to eligible participants. The plan administrator will determine the terms and conditions at the time of grant.
Unless otherwise determined by the plan administrator and set forth in an individual award agreement, upon a change in control (as defined in the 2011 Equity Incentive Plan), each outstanding award under the 2011 Equity Incentive Plan will become immediately vested, exercisable and/or payable, unless provision is made in the transaction for the continuation or assumption of awards or for the substitution of equivalent awards in the surviving or successor entity or the parent thereof.

The 2011 Equity Incentive Plan provides that awards may not be made under the 2011 Equity Incentive Plan after April 24, 2033, the 10th anniversary of the date of stockholder approval of the Amendment to the 2011 Equity Incentive Plan. The board may terminate, amend, modify or suspend the 2011 Equity Incentive Plan at any time, subject to stockholder approval as required by law or stock exchange rules. The plan administrator may amend the terms of any outstanding award under the 2011 Equity Incentive Plan at any time. No amendment or termination of the 2011 Equity Incentive Plan or any outstanding award may adversely affect any of the rights of an award holder without the holder’s consent.
As soon as practicable after receiving stockholder approval of the Amendment to the 2011 Equity Incentive Plan, we intend to file a registration statement on Form S-8 to register the additional shares of common stock that may be issued under the 2011 Equity Incentive Plan.
Vote Required
The affirmative vote of a majority of the votes cast at a meeting at which a quorum is present is required to approve the Amendment to the 2011 Equity Incentive Plan. For purposes of the vote on Proposal 3, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.
Recommendation
The board recommends a vote FOR the approval of the Amendment to the 2011 Equity Incentive Plan as disclosed in this proxy statement.

PROPOSAL 4:
ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION
Proposal
Section 14A(a)(1) of the Exchange Act generally requires each public company to include in its proxy statement a separate resolution subject to a non-binding stockholder vote to approve the compensation of the company’s named executive officers, as disclosed in its proxy statement pursuant to Item 402 of Regulation S-K promulgated by the SEC, not less frequently than once every three years. This is commonly known as a “say-on-pay” proposal or resolution.
At the 2018 annual meeting of stockholders held on April 30, 2018, our stockholders voted on, among other matters, a proposal regarding the frequency of holding a say-on-pay vote. A majority of the votes cast on the frequency proposal were cast in favor of holding a say-on-pay vote every year, which was consistent with the recommendation of the board. The board considered the voting results with respect to the frequency proposal and other factors, and the board currently intends to hold a say-on-pay vote every year until the next required advisory vote on the frequency of say-on-pay votes at the 2024 annual meeting of stockholders.
Accordingly, we are presenting the following proposal, which gives you as a stockholder the opportunity to endorse or not endorse our executive compensation program for our named executive officers by voting for or against the following resolution.
“—RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2023 annual meeting of stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Executive Officer Compensation Discussion and Analysis, the compensation tables and the other related disclosure.”
While this vote is advisory and not binding on us, it will provide information to us and the compensation committee regarding stockholder sentiment about our executive compensation philosophy, policies and practices, which the compensation committee will be able to consider when determining executive compensation for the remainder of 2023 and beyond.
Vote Required
The affirmative vote of a majority of the votes cast at a meeting at which a quorum is present is required to approve, by non-binding vote, executive compensation. For purposes of this advisory vote, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.
Recommendation
The board recommends a vote FOR the approval of the compensation of the named executive officers as disclosed in this proxy statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of the record date, February 27, 2023, the beneficial ownership of shares of our common stock and common units in our operating partnership for (i) each stockholder that is known to us to be the beneficial owner of 5% or more of the outstanding shares of our common stock based upon filings made with the SEC, (ii) each director and named executive officer and (iii) all directors and named executive officers as a group.
In accordance with SEC rules, each listed person’s beneficial ownership includes all shares the person actually owns beneficially or of record, all shares over which the person has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund), and all shares the person has the right to acquire within 60 days.
Unless otherwise indicated, each person named in the table has sole voting and investment power with respect to all shares shown as beneficially owned by such person and none of the directors or named executive officers has pledged shares as collateral. Furthermore, unless otherwise indicated, the business address for each of the identified stockholders is our principal executive office, One Federal Street, 23rd Floor, Boston, Massachusetts 02110.
Name of Beneficial Owner	Number of Shares and Common Units Beneficially Owned(1)	Percent of All Shares(2)	Percent of All Shares and Common Units(3)
Holders of 5% or More
BlackRock, Inc.(4)	18,458,311	10.3%	10.1%
The Vanguard Group—23-1945930(5)	26,524,865	14.8%	14.5%
Directors and Named Executive Officers
William R. Crooker(6)	258,114	*	*
Benjamin S. Butcher(6)	921,623	*	*
Matts S. Pinard(6)	36,035	*	*
Jeffrey M. Sullivan(6)	239,381	*	*
Jit Kee Chin(7)	17,577	*	*
Virgis W. Colbert(7)	50,397	*	*
Michelle S. Dilley(7)	28,525	*	*
Jeffrey D. Furber(7)	96,255	*	*
Larry T. Guillemette(7)	86,389	*	*
Francis X. Jacoby III(7)	76,735	*	*
Christopher P. Marr(7)(8)	62,977	*	*
Hans S. Weger(7)(9)	85,371	*	*
All directors and named executive officers as a group (12 persons)	1,959,419	1.1%	1.1%

*
Represents ownership of less than 1.0%.

(1)
Ownership consists of shares of common stock, common units and LTIP units. Subject to certain restrictions, common units may be redeemed for cash, or at our option, an equal number of shares of common stock. Upon achieving parity with the common units and becoming “redeemable” in accordance with the terms of the partnership agreement of our operating partnership, LTIP units may be redeemed for cash, or at our option, an equal number of shares of common stock, subject to certain restrictions.

(2)
Based on 179,372,871 shares of common stock outstanding as of February 27, 2023. In computing the percentage ownership of a person or group, we have assumed that the common units and LTIP units held by that person or the persons in the group have been redeemed for shares of common stock and that those shares are outstanding but that no common units or LTIP units held by other persons are redeemed for shares of common stock, notwithstanding that not all of the LTIP units have vested to date.

(3)
Based on 183,520,623 shares of common stock and units outstanding as of February 27, 2023 on a fully-diluted basis, comprised of 179,372,871 shares of common stock and 4,147,752 shares of common stock issuable upon exchange or conversion of outstanding common units and LTIP units of our operating partnership.

(4)
This information and the information in this footnote were obtained from a Schedule 13G/A filed with the SEC on January 23, 2023. BlackRock, Inc., in its capacity as a parent holding company or control person, is deemed to have sole power to vote or to direct the vote with respect to 17,453,124 shares of common stock and is deemed to have the sole power to dispose or direct the disposition with respect to 18,458,311 shares of common stock. The business address for BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(5)
The information and the information in this footnote were obtained from a Schedule 13G/A filed with the SEC on February 9, 2023. The Vanguard Group—23-1945930 (“Vanguard Group”), in its capacity as an investment adviser, is deemed to have shared power to vote or to direct the vote with respect to 284,119 shares of common stock, is deemed to have sole power to dispose or to direct the disposition with respect to 26,063,218 shares of common stock, and is deemed to have shared power to dispose or to direct the disposition with respect to 461,647 shares of common stock. The business address for Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(6)
Includes 258,114, 905,215, 35,084 and 239,381 LTIP units held by each of Messrs. Crooker, Butcher, Pinard and Sullivan, respectively, and 9,320 common units held by Mr. Butcher. Not all of the LTIP units have vested.

(7)
Includes 12,862, 20,620, 9,469, 48,521, 48,521, 48,521, 41,111 and 48,521 LTIP units held by each of Dr. Chin, Ms. Dilley and Messrs. Colbert, Furber, Guillemette, Jacoby, Marr and Weger, respectively. Not all of these LTIP units have vested.

(8)
Includes 21,866 shares of common stock held indirectly in a trust. Mr. Marr disclaims beneficial ownership of these shares of common stock.

(9)
Includes 32,206 shares of common stock held indirectly in a trust. Mr. Weger disclaims beneficial ownership of these shares of common stock.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Review and Approval of Future Transactions with Related Parties
The board has adopted a policy for the review and approval of related party transactions requiring disclosure under Rule 404(a) of Regulation S-K promulgated by the SEC. The policy provides that the nominating and corporate governance committee is responsible for reviewing and approving or disapproving all related party transactions, including any transaction, arrangement or relationship in which (i) the amount involved may be expected to exceed $120,000 in any fiscal year, (ii) we will be a participant and (iii) a “related person” has a direct or indirect material interest. A “related person” will be defined as an executive officer, director or nominee for election as director, or a greater than 5% beneficial owner of our common stock, or an immediate family member of the foregoing.
OTHER MATTERS
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act (“Section 16(a)”) requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities (“10% Holders”), to file reports of ownership and changes in ownership with the SEC. Officers, directors and 10% Holders are required by SEC regulations to furnish our company with copies of all Section 16(a) forms that they file. To our knowledge, based solely on review of such reports, or written representations from reporting persons that all reportable transactions were reported, we believe that during the year ended December 31, 2022, the executive officers, directors and 10% Holders timely filed all reports they were required to file under Section 16(a).
Stockholder Proposals
Stockholder proposals intended to be presented at the 2024 annual meeting of stockholders must be received by our corporate secretary no later than November 17, 2023 in order to be considered for inclusion in our proxy statement relating to the 2024 annual meeting pursuant to Rule 14a-8 under the Exchange Act (“Rule 14a-8”).
Our bylaws currently provide that in order for a proposal of a stockholder to be presented at the 2024 annual meeting of stockholders, other than a stockholder proposal included in our proxy statement pursuant to Rule 14a-8, it must be received at our principal executive offices no earlier than the close of business on October 18, 2023, and on or before November 17, 2023. If the 2024 annual meeting is scheduled to take place before March 26, 2024, or after May 25, 2024, then notice must be delivered no earlier than the close of business on the 150th day prior to the 2024 annual meeting and not later than the close of business on the later of the 120th day prior to the 2024 annual meeting or the 10th day following the day on which public announcement of the date of the 2024 annual meeting is first made public.
Any proposals should be mailed to: STAG Industrial, Inc., One Federal Street, 23rd Floor, Boston, Massachusetts, 02110, Attention: Jeffrey M. Sullivan, Corporate Secretary. A copy of the bylaws may be obtained from our corporate secretary by written request to the same address.
Additional Matters
The board does not know of any matters other than those described in this proxy statement that will be presented for action at the annual meeting. If other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.
By order of the board of directors:
JEFFREY M. SULLIVAN
Executive Vice President, General Counsel and Secretary
Boston, Massachusetts
March 16, 2023

Appendix A
DEFINITIONS AND NON-GAAP FINANCIAL MEASURES
Certain Definitions
In this proxy statement, we define:
•
“net debt” as our total long-term indebtedness outstanding less cash and cash equivalents on hand;

•
“long-term indebtedness” as the principal outstanding on our unsecured credit facility, unsecured term loans, unsecured notes and mortgage notes;

•
“real estate cost basis” as the book value of rental property and deferred leasing intangibles, exclusive of the related accumulated depreciation and amortization; and

•
“enterprise value” as the market value of our common stock and operating partnership units (including LTIP units) outstanding (based on the period-end closing price on the New York Stock Exchange (“NYSE”)) plus the liquidation value of our preferred stock and amounts outstanding on our long-term indebtedness.

FFO and Core FFO
Funds from operations (“FFO”) should not be considered as an alternative to net income (determined in accordance with generally accepted accounting principles (“GAAP”)) as an indication of our performance, and we believe that to understand our performance further, FFO should be compared with our reported net income (loss) in accordance with GAAP, as presented in our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2022.
We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“Nareit”). FFO represents GAAP net income (loss), excluding gains (or losses) from sales of depreciable operating buildings, impairment write-downs of depreciable real estate, real estate related depreciation and amortization (excluding amortization of deferred financing costs and fair market value of debt adjustment) and after adjustments for unconsolidated partnerships and joint ventures.
Management uses FFO as a supplemental performance measure because it is a widely recognized measure of the performance of a real estate investment trust (“REIT”). FFO may be used by investors as a basis to compare our operating performance with that of other REITs.
However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our buildings that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our buildings, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. In addition, other REITs may not calculate FFO in accordance with the Nareit definition, and, accordingly, our FFO may not be comparable to that of other REITs. FFO should not be used as a measure of our liquidity, and is not indicative of funds available for our cash needs, including our ability to pay dividends.
“Core FFO” excludes transaction costs, amortization of above and below market leases, net, loss on extinguishment of debt, gain (loss) on involuntary conversion, gain (loss) on swap ineffectiveness, and non-recurring other expenses. We believe that Core FFO, which excludes items that by their nature are not comparable from period to period and tend to obscure actual operating results, is useful to compare our operating performance over a given time period to that of other companies and other time periods in a consistent manner.

The following table sets forth a reconciliation of our FFO attributable to common stockholders and unit holders for the periods presented to net income, the nearest GAAP equivalent.
	Year ended December 31,
Reconciliation of Net Income to FFO (in thousands)	2022	2021
Net income	$182,234	$196,432
Rental property depreciation and amortization	274,823	238,487
Loss on impairments	1,783	—
Gain on the sales of rental property, net	(57,487)	(97,980)
FFO	$401,353	$336,939
Preferred stock dividends	—	(1,289)
Redemption of preferred stock	—	(2,582)
Amount allocated to restricted shares of common stock and unvested units	(558)	(838)
FFO attributable to common stockholders and unit holders	$400,795	$332,230
NOI and Cash NOI
We consider net operating income (“NOI”) to be an appropriate supplemental performance measure to net income (loss) because we believe it helps investors and management understand the core operations of our buildings. NOI is defined as rental income, which includes billings for common area maintenance, real estate taxes and insurance, less property expenses. NOI should not be viewed as an alternative measure of our financial performance since it excludes expenses which could materially impact our results of operations. Further, our NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating NOI.
The following table sets forth a reconciliation of our NOI for the periods presented to net income, the nearest GAAP equivalent.
	Year ended December 31,
Reconciliation of Net Income to NOI (in thousands)	2022	2021
Net income	$182,234	$196,432
General and administrative	46,958	48,629
Depreciation and amortization	275,040	238,699
Interest and other income	(103)	(121)
Interest expense	78,018	63,484
Loss on impairments	1,783	—
Debt extinguishment and modification expenses	838	2,152
Other expenses	4,363	2,878
Gain on the sales of rental property, net	(57,487)	(97,980)
NOI	$531,644	$454,173

We define “Cash NOI” as NOI less straight-line rent adjustments and less intangible amortization of above and below market leases, net. Comparing Cash NOI on a “same store” basis (i.e., looking at the exact same set of stabilized properties over the periods being compared) allows for an apples-to-apples comparison. We also exclude lease termination fees, solar income and revenue associated with one-time tenant reimbursements of capital expenditures when calculating Cash NOI on a “same store” basis.
EBITDAre, Adjusted EBITDAre and Run Rate Adjusted EBITDAre
We define “EBITDAre” in accordance with the standards established by Nareit. EBITDAre represents net income (loss) (computed in accordance with GAAP) before interest income and expense, tax, depreciation and amortization, gains or losses on the sale of rental property, and loss on impairments. “Adjusted EBITDAre” further excludes transaction costs, straight-line rent adjustments, non-cash compensation expense, amortization of above and below market leases, net, gain (loss) on involuntary conversion, loss on extinguishment of debt, and other non-recurring items. “Run Rate Adjusted EBITDAre” is Adjusted EBITDAre plus incremental Adjusted EBITDAre adjusted for a full period of acquisitions and dispositions. Run Rate Adjusted EBITDAre does not reflect our historical results and does not predict future results, which may be substantially different. We believe that EBITDAre, Adjusted EBITDAre and Run Rate Adjusted EBITDAre are helpful to investors as supplemental measures of the operating performance of a real estate company because they are direct measures of the actual operating results of our properties. We also use these measures in ratios to compare our performance to that of our industry peers, such as Net Debt to Run Rate Adjusted EBITDAre, which we view as an important measurement of the strength of our balance sheet, the strength or riskiness of our earnings and our ability to withstand negative economic trends such as a decrease in our stock price.

Appendix B
AMENDMENT TO THE 2011 EQUITY INCENTIVE PLAN
STAG INDUSTRIAL, INC.

AMENDMENT TO THE
2011 EQUITY INCENTIVE PLAN
The STAG Industrial, Inc. 2011 Equity Incentive Plan, as amended and restated effective April 30, 2018 (the “Plan”), is hereby amended as follows:
1.
The first sentence of Section 4 of the Plan is amended to provide that, subject to adjustments as provided in Section 7(c) of the Plan, the shares of Common Stock that may be issued with respect to Awards granted under the Plan, in the aggregate, shall not exceed 10,142,461 shares of Common Stock, which represents an increase of 3,500,000 shares of Common Stock that were authorized for issuance under the Plan prior to the amendment of the Plan as set forth herein.

2.
The second sentence of Section 7(k) of the Plan is amended to provide that no Award shall be granted under the Plan, as amended, after the close of business on April 24, 2033.

Except as amended above, the Plan shall remain in full force and effect. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Plan.
IN WITNESS WHEREOF, STAG Industrial, Inc. has executed this amendment to the 2011 Equity Incentive Plan as of this      day of April, 2023.
STAG INDUSTRIAL, INC.
By:
Name:
Title:

B-1

STAG® INDUSTRIAL

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting **- Go to www.proxyvote.com or scan the QR Barcode above**

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

V03576-P87540 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

STAG INDUSTRIAL, INC.

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Benjamin S. Butcher	☐	☐	☐
1b. Jit Kee Chin	☐	☐	☐
1c. Virgis W. Colbert	☐	☐	☐
1d. William R. Crooker	☐	☐	☐
1e. Michelle S. Dilley	☐	☐	☐
1f. Jeffrey D. Furber	☐	☐	☐
1g. Larry T. Guillemette	☐	☐	☐
1h. Francis X. Jacoby III	☐	☐	☐
1i. Christopher P. Marr	☐	☐	☐
1j. Hans S. Weger	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.	**For**	**Against**	**Abstain**
2. The ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the year ending December 31, 2023.	☐	☐	☐
3. The approval of an amendment to the amended and restated STAG Industrial, Inc. 2011 Equity Incentive Plan.	☐	☐	☐
4. The approval, by non-binding vote, of executive compensation.	☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

STAG INDUSTRIAL, INC.ONE FEDERAL STREET, 23RD FLOORBOSTON, MA 02110SCAN TOVIEW MATERIALS & VOTEVOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information.Vote by 11:59 p.m. Eastern Time on April 24, 2023. Have your proxy card in hand whenyou access the web site and follow the instructions to obtain your records and to create anelectronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/STAG2023You may attend the meeting via the Internet and vote during the meeting. Have the informationthat is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by11:59 p.m. Eastern Time on April 24, 2023. Have your proxy card in hand when you call andthen follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope wehave provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,Edgewood, NY 11717.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYV03576-P87540STAG INDUSTRIAL, INC.STAG INDUSTRIAL, INC.ONE FEDERAL STREET, 23RD FLOORBOSTON, MA 021101b. Jit Kee Chin1a. Benjamin S. Butcher1f. Jeffrey D. Furber1c. Virgis W. Colbert1d. William R. Crooker1e. Michelle S. Dilley1i. Christopher P. Marr1g. Larry T. Guillemette1h. Francis X. Jacoby III1j. Hans S. Weger1. Election of DirectorsNominees:The Board of Directors recommends you vote FOR theelection of each of the director nominees named below:For Against AbstainFor Against Abstain! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! ! The Board of Directors recommends you vote FORproposals 2, 3 and 4.2. T h e r a t i f i c a t i o n o f t h e a p p o i n t m e n t o fPricewaterhouseCoopers LLP as the independentregistered public accounting firm for the year endingDecember 31, 2023.NOTE: Such other business as may properly come before themeeting or any adjournment thereof.4. The approval, by non-binding vote, of executivecompensation.3. The approval of an amendment to the amended andrestated STAG Industrial, Inc. 2011 Equity Incentive Plan. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor,administrator, or other fiduciary, please give full title as such. Joint owners should each signpersonally. All holders must sign. If a corporation or partnership, please sign in full corporateor partnership name by authorized officer.Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.V03577-P87540STAG INDUSTRIAL, INC.Annual Meeting of ShareholdersApril 25, 2023 1:00 PMThis proxy is solicited by the Board of DirectorsThe undersigned hereby appoints Matts S. Pinard and Jeffrey M. Sullivan, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of STAG INDUSTRIAL, INC. Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders to be held virtually atwww.virtualshareholdermeeting.com/STAG2023 at 1:00 PM EDT on April 25, 2023, and any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the meeting.THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO SUCH DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH DIRECTOR NOMINEE UNDER PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3 AND FOR PROPOSAL 4, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.Continued and to be signed on reverse side